AMENDED AND RESTATED
                                                  CREDIT AGREEMENT



                                                    by and among



                                                 GTECH CORPORATION,

                                                    as Borrower,


                                     THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                                  BANK OF MONTREAL,
                                                   BANQUE PARIBAS,
                                                FLEET NATIONAL BANK,
                                            THE BANK OF NOVA SCOTIA, and
                                                  BANKBOSTON, N.A.,

                                                    as Co-Agents

                                                THE BANK OF NEW YORK,
                                               as Documentation Agent,

                                                         and

                                         NATIONSBANK, NATIONAL ASSOCIATION,
                                               as Administrative Agent



                                                    June 18, 1997



                                 AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 18, 1997 (the "Agreement"), is made by and among:

         GTECH CORPORATION, a Delaware corporation having its principal place of business in West Greenwich, Rhode Island (the "Borrower");

         Each lender executing and delivering a signature page hereto and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.01 hereof (hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders");

         NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("NationsBank"), in its capacity as administrative agent for the Lenders (in such capacity, and any successor appointed in accordance with the terms of
Section 10.09 hereof, the "Administrative Agent"); THE BANK OF NEW YORK, a New York chartered bank ("BNY"), in its capacity as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent"); and BANK OF MONTREAL, BANQUE PARIBAS, FLEET NATIONAL BANK, THE BANK OF NOVA SCOTIA and BANKBOSTON, N.A., in their capacity as co-agents for the Lenders (in such capacity, the "Co-Agents").

                           W I T N E S S E T H:

         WHEREAS, the Borrower, each of the lenders party thereto (the "Prior Lenders"), Bank of America Illinois, The Bank of New York, Bank of Montreal, Banque Paribas, Fleet National Bank, The Bank of Nova Scotia and BankBoston, N.A., formerly known as The First National Bank of Boston (the "Prior Co-Agents") and NationsBank, National Association, formerly known as NationsBank of North Carolina, National Association, as agent (the "Prior Agent"), have entered into that certain Credit Agreement dated as of September 15, 1994, as amended pursuant to the terms of that certain Amendment No. 1 to Credit Agreement dated as of May 29, 1996 (as so amended, the "Prior Credit Agreement"), pursuant to which the Prior Lenders have made available to the Borrower a revolving credit facility in the maximum aggregate principal amount at any time outstanding of $500,000,000, which includes (i) a letter of credit facility of up to $100,000,000, (ii) a swing line facility of up to
$25,000,000, and (iii) a competitive bid facility, the proceeds of such loans have been used and are to be used for working capital and general corporate purposes; and

         WHEREAS, Bank of America Illinois has assigned all of its interest under the Prior Credit Agreement to NationsBank, National Association, The Bank of New York and Toronto Dominion (New York), Inc.; and

         WHEREAS, the Borrower has requested that the Lenders, the Co-Agents, the Documentation Agent and the Administrative Agent amend and restate the Prior Credit Agreement in its entirety to, among other things, reduce the amount of the Revolving Credit Facility thereunder and reflect certain changes in the lenders party to the Prior Credit Agreement and the Administrative Agent, the Documentation Agent, the Co-Agents and the Lenders are willing to amend and restate the Prior Credit Agreement pursuant to this Agreement upon the terms and conditions set forth herein;

         NOW,  THEREFORE,   the  Borrower,  the  Lenders,  the  Co-Agents,   the
Documentation Agent, and the Administrative Agent hereby agree as follows:


                                                      ARTICLE I

                                                Definitions and Terms

         Amendment and Restatement. The Borrower, the Administrative Agent, the Documentation Agent, the Co-Agents and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Prior Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement and the terms and provisions of the Prior Credit Agreement, except as otherwise provided herein, shall be superseded by this Agreement.

         Notwithstanding the amendment and restatement of the Prior Credit Agreement by this Agreement, the Borrower shall continue to be liable to the Prior Agent and each Lender with respect to its agreements under the Prior Credit Agreement to indemnify and hold harmless the Prior Agent and each Lender from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Prior Agent or any Lender may be subject arising in connection with the Prior Credit Agreement. Except as otherwise selected by the Borrower by delivery of a Borrowing Notice prior to the Closing Date in accordance with the terms hereof, upon the effectiveness of this Agreement all amounts outstanding and owing by Borrower under the Prior Credit Agreement as of the Closing Date, as determined by the Lenders, shall constitute Loans hereunder accruing interest (a) with respect to Eurodollar Loans under the Prior Credit Agreement, at the Eurodollar Rate hereunder, (b) with respect to Base Rate Loans under the Prior Credit Agreement, at the Base Rate hereunder and (c) with respect to Competitive Bid Loans under the Prior Credit Agreement, at the Absolute Rate or the Index Rate, as applicable, hereunder. The parties hereto agree that all Eurodollar Rate Loans under the Prior Credit Agreement on the Closing Date shall continue as Eurodollar Rate Loans without any compensation pursuant to Section 5.4 hereof being due to the Agent or the Lenders.

         Each of the parties hereto acknowledges and agrees that all Loan Documents (as defined in the Prior Credit Agreement), other than the Prior Credit Agreement and the promissory notes thereunder, delivered in connection with the Prior Credit Agreement (the "Surviving Loan Documents") remain in full force and effect with respect to this Agreement and are deemed delivered hereunder. All Surviving Loan Documents are hereby amended so that all references in such documents to the Credit Agreement shall mean this
Agreement, as amended, supplemented or replaced from time to time, all references to the Agent shall mean the Administrative Agent and all references to the Notes shall mean the Notes hereunder.

         Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Absolute Rate" means an absolute rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered by a Lender pursuant to an Absolute Rate Bid Loan Request;

                  "Absolute Rate Bid Loan Request" means any Competitive Bid Quote Request requesting the Lenders to offer to make Competitive Bid Loans at an Absolute Rate (as opposed to a rate composed of the Applicable Index Rate plus (or minus) a margin);

                  "Absolute Rate Competitive Bid Loan" means any Competitive Bid Loan bearing interest at an Absolute Rate;

                  "Advance" means any borrowing under (i) the Revolving Credit Facility consisting of a Base Rate Loan or a LIBOR Loan, as the case may be, (ii) the Swing Line consisting of Swing Line Loans or (iii) the Competitive Bid Facility consisting of Competitive Bid Loans;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower; (ii) which beneficially owns or holds 15% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 15% or more of the equity interest) of the Borrower; or (iii) 15% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 15% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting stock, by contract or otherwise;

                  "Applicable Commitment Percentage" means, at any time for each Lender with respect to the Revolving Credit Facility (including its Participations and its obligations hereunder to NationsBank to acquire Participations), a fraction (expressed as a percentage), (A) the numerator of which shall be the amount of such Lender's Revolving Credit Commitment at such date of determination (which Revolving
         Credit Commitment for each Lender as of the Closing Date is set forth in Exhibit A attached hereto and incorporated herein by reference), and (B) the denominator of which shall be the Total Revolving Credit Commitment at such date of determination; provided that each Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.01 hereof;

                  "Applicable Index Rate" means, in respect of any Competitive Bid Loan requested pursuant to an Index Rate Bid Loan Request, the LIBOR Base Rate applicable to the Interest Period for such Competitive Bid Loan;

                  "Applicable  Margin"  means for  purposes of  calculating  (i)
         the applicable interest margin for the Interest Period for any LIBOR Loan, (ii) the applicable rate for the issuance of Standby Letters of Credit and (iii) the applicable rate of the Facility Fee for any date for purposes of Section 2.12 hereof (notice of which shall be delivered by the Administrative Agent to the Borrower and each Lender within five (5) days of the Compliance Date (as defined below)), that percent per annum set forth below which shall be (x) determined as of each Determination Date based upon the computations set forth in the compliance certificates delivered to the Administrative Agent pursuant to Sections 7.01(a)(ii) and 7.01(b)(ii) hereof, subject to review and approval of such computations by the Administrative Agent which review shall be completed within five (5) days of the date of delivery, and delivered to the Administrative Agent not later than the  time  set  forth in  Sections  7.01(a)  and  7.01(b)  hereof  (the
         "Compliance Date") and (y) applicable to all LIBOR Loans made, renewed or converted, Standby Letters of Credit outstanding and any Facility Fee outstanding and due and payable, on or after the most
         recent   Compliance   Date  to  occur,   based   upon  the   Borrower's
         Consolidated Funded Debt Ratio and Consolidated Interest Coverage Ratio as of the most recent Determination Date, as specified below:



                                                                                        LIBOR and
                                                                  Consolidated          Letter of         Facility
                                    Consolidated                    Interest             Credit              Fee
                                       Funded                       Coverage           Applicable        Applicable
                                     Debt Ratio                       Ratio              Margin            Margin
       --------------- -------------------- -------- ---------------------- ----------------- -----------------
       --------------- -------------------- -------- ---------------------- ----------------- -----------------

       Tier I          Equal to or                   Equal to or                      .1500%            .1000%
                       less than            and      greater than
                       .50 to 1.00                   15.00 to 1.00
       --------------- -------------------- -------- ---------------------- ----------------- -----------------
       --------------- -------------------- -------- ---------------------- ----------------- -----------------

       Tier II         Greater than                  Less than                        .2000%            .1125%
                       .50 to 1.00          and      15.00 to 1.00 but
                       but less than or              greater than or
                       equal to                      equal to 12.00 to
                       1.00 to 1.00                  1.00
       --------------- -------------------- -------- ---------------------- ----------------- -----------------
       --------------- -------------------- -------- ---------------------- ----------------- -----------------

       Tier III        Greater than                  Less than                        .2500%            .1250%
                       1.00 to 1.00         and      12.00 to 1.00 but
                       but less than or              greater than or
                       equal to                      equal to 9.00 to 1.00
                       2.00 to 1.00
       --------------- -------------------- -------- ---------------------- ----------------- -----------------
       --------------- -------------------- -------- ---------------------- ----------------- -----------------

       Tier IV         Greater than                  Less than                        .3375%            .1875%
                       2.00 to 1.00         and      9.00 to 1.00 but
                       but less than or              greater than or
                       equal to                      equal to 7.00 to 1.00
                       2.25 to 1.00
       --------------- -------------------- -------- ---------------------- ----------------- -----------------
       --------------- -------------------- -------- ---------------------- ----------------- -----------------

       Tier V          Greater than                  Less than                        .4000%            .2250%
                       2.25 to 1.00         and      7.00 to 1.00
       --------------- -------------------- -------- ---------------------- ----------------- -----------------

         it being understood that failure to satisfy either of the two financial ratios specified in any Tier will result in the applicable Tier being the highest numeric Tier in which either such financial ratio is satisfied; provided, however, that from the Closing Date to the date the above-referenced compliance certificates are delivered to the Administrative Agent and the applicable Tier is determinable by the Administrative Agent, the Applicable Margin shall be as set forth in Tier III above;

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit executed by the Borrower from time to time and delivered to NationsBank to support the issuance of Letters of Credit;

                  "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit B attached hereto and incorporated herein by reference (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to
         Section 11.01 hereof;

                  "Attributable Debt" means, as to any particular lease relating to a Sale and Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Borrower or any Material Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease);

                  "Authorized Representative" means any of the Chairman, Co-Chairmen, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President and Treasurer, Vice President and Controller, and Assistant Treasurer of the Borrower or any other person expressly designated by the Chief Financial Officer or the Treasurer of the Borrower as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C and incorporated herein by reference;

                  "Base  Rate"  means,  for any Base Rate Loan,  the  greater of
         (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (.5%), each change in such Base Rate to be effective as of the effective date of any change in the Prime Rate or the Federal Funds Effective Rate giving rise thereto;

                  "Base Rate Loan" means any Loan for which the rate of interest is determined by reference to the Base Rate;

                  "Bid Rate Auction" means any solicitation of Competitive Bid Quotes setting forth Absolute Rates or Index Rates pursuant to
         Section 2.03 hereof;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Borrowing   Notice"   means  the  notice   delivered   by  an
         Authorized Representative in connection with an Advance under the Revolving Credit Facility or the Swing Line, in the form attached hereto as Exhibit D and incorporated herein by reference;

                  "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the State of New York or State of North
         Carolina are authorized or obligated by law, executive order or governmental decree to be closed;

                  "Camelot" means Camelot Group PLC, a consortium of companies formed to operate the United Kingdom lottery, of which the Borrower is a member;

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting
         Principles including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof applied on a Consistent Basis;

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders, the Documentation Agent and the Administrative Agent and on which the conditions set forth in
         Section 5.01 hereof have been satisfied;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

                  "Commercial Letter of Credit" means an irrevocable documentary letter of credit issued hereunder for the account of the Borrower; provided that the expiry date of a Commercial Letter of Credit shall not be later than twelve (12) months subsequent to the date of issuance thereof and in no event later than the Revolving Credit Termination Date;

                  "Common Stock" means the common stock, par value $.01 per share, of the Borrower;

                  "Competitive Bid Borrowing" has the meaning assigned to such term in Section 2.03 hereof;

                  "Competitive  Bid  Facility"  means the facility  described in
         Section 2.03 hereof providing for Competitive Bid Loans to the Borrower;

                  "Competitive Bid Loan Commitment" means the aggregate amount which a Lender has offered to loan to the Borrower pursuant to a Competitive Bid Quote by such Lender not to exceed in the aggregate an amount equal to the Revolving Credit Facility less all Revolving Credit Outstandings;

                  "Competitive Bid Loans" means the Loans bearing interest at an Absolute Rate or Index Rate provided for in Section 2.03 hereof;

                  "Competitive Bid Notes" means, collectively, the promissory notes of the Borrower with respect to Competitive Bid Loans provided for by Section 2.03 hereof executed and delivered in the form attached hereto as Exhibit E and incorporated herein by reference,
         with  appropriate   insertions  as  to  amounts,  dates  and  names  of
         Lenders, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Competitive Bid Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of the Borrower on all Competitive Bid Loans then outstanding;

                  "Competitive  Bid  Quote"  means an offer in  accordance  with
         Section 2.03 hereof by a Lender to make a Competitive Bid Loan with an Absolute Rate or an Index Rate, in the form of Exhibit J and incorporated herein by reference;

                  "Competitive Bid Quote Request" means either an Absolute Rate Bid Loan Request or an Index Rate Bid Loan Request in accordance with Section 2.03 hereof by the Borrower for Competitive Bid Borrowings, in the form of Exhibit I attached hereto and incorporated herein by reference;

                  "Compliance Date" has the meaning assigned to such term in the definition of "Applicable Margin" in this Section 1.01;

                  "Confidential Information" means with respect to each Lender all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement. "Confidential Information" does not include, without limitation, information which: (a)is in the public domain; (b)is known to such Lender at the time of such disclosure; (c)is subsequently received by such Lender in good faith from a third party who is not known to such Lender to be bound by a confidentiality agreement with the Borrower or known to such Lender to be otherwise prohibited from transmitting the information to such Lender by a contractual, legal
         or  fiduciary  obligation;   (d)is  independently  generated  by  such
         Lender; (e) is approved for release or disclosure by the Borrower in a separate writing; or (f) constitutes financial statements delivered to the Agent or a Lender under Section 7.01 that are otherwise publicly available;

                  "Consolidated Assets" means, as of any date of determination, the total assets of the Parent, the Borrower and its Material Subsidiaries which would be shown as assets on a consolidated balance sheet of the Parent as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Material Subsidiaries;

                  "Consistent   Basis"  in  reference  to  the   application  of
         Generally   Accepted   Accounting   Principles   means  the  accounting
         principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited
         financial   statements  of  the  Borrower   referred  to  in  Section
         6.01(e)(i) hereof;

                  "Consolidated Capital Expenditures" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, expenditures or costs for fixed or capital assets made by the Borrower and its Consolidated Subsidiaries during such period which in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis are characterized as capital expenditures;

                  "Consolidated EBDAIT" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income excluding any
         extraordinary   gains  or  losses,  plus   (ii)Consolidated   Interest
         Expense, plus (iii) taxes on income, plus (iv) amortization, depreciation and all other non-cash expense items, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Funded Debt Ratio" means, with respect to the Borrower and its Subsidiaries for the Four Quarter Period ending immediately prior to the date of computation thereof, the ratio of Consolidated Funded Indebtedness at such date to Consolidated EBDAIT for such Four Quarter Period;

                  "Consolidated Funded Indebtedness" means, with respect to the Borrower and its Subsidiaries at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, (ii) all direct guaranties of non-consolidated Indebtedness of any Person other than Consolidated Subsidiaries and (iii) the face amount of all outstanding letters of credit issued for the account of the Borrower or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, that there shall be excluded from the calculation of Consolidated Funded Indebtedness guaranties by the Borrower or any of its Subsidiaries of non-consolidated Indebtedness of another Person up to an aggregate principal amount of $5,000,000 and all Indebtedness consisting of Capital Lease obligations incurred in connection with off-balance sheet sale and leaseback transactions;

                  "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for the Four-Quarter Period ending immediately prior to the date of computation thereof, the ratio of Consolidated EBDAIT during such Four-Quarter Period to Consolidated Interest Expense during such Four-Quarter Period;

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the cash interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Net Income" means, for any period of computation thereof, the net income of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Shareholders' Equity" means, at any time as of which the amount thereof is to be determined, shareholders' equity of the Parent, the Borrower and its Subsidiaries as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Subsidiary" means any Subsidiary of the Borrower whose financial information and operations are required to be consolidated in the financial statements of the Borrower pursuant to Generally Accepted Accounting Principles;

                  "Consolidated Subsidiary Debt" means, without duplication, that portion of Consolidated Funded Indebtedness incurred by any Consolidated Subsidiary;

                  "Consolidated Total Assets" means, at any time, the sum of all items which would be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principals applied on a Consistent Basis;

                  "Consolidated Total Profits Before Tax" means, for any period, the total profits before extraordinary gains and losses and before Federal, state, local and foreign income or similar taxes of the Borrower and its Subsidiaries for such period, as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with Generally Accepted Accounting Principles applied on a
         Consistent   Basis,   including   Statement   No.5  of  the  Financial
         Accounting Standards Board, and any obligation of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (i)      to  purchase  such   Indebtedness  or  other
                  obligation or any property or assets constituting security therefor;

                           (ii)     to  advance  or supply  funds in any  manner
                  (A) for the purchase or payment of such Indebtedness or other obligation, or (B) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (iii) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (iv) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (v)      otherwise   to  assure  the  owner  of  such
                  Indebtedness   or  such  obligation  of  the  primary  obligor
                  against loss in respect thereof;

                  "Core  Business"  of the  Borrower or any of its  Subsidiaries
         means (a) the sale, lease, delivery, installation, operation and/or maintenance by the Borrower or any of its Subsidiaries of computers, computer terminals and/or related hardware and software pertaining to the operation of lotteries and/or similar games of chance and/or pari-mutuel installations (including, without limitation, lotteries (on-line, off-line, passive ticket, instant ticket, break-open ticket and video), bingo, race tracks, jai alai, legalized bookmaking,
         off-track  betting,   casino,  keno  and  sports  betting  facilities),
         (b) any type of government or state benefits processing or eligibility, (c) any type of commercial processing, including debit and credit transactions, (d) any type of communications services similar to that provided in (a) through (c) above and (e) any hardware or software utilized in any of the business described in (a) through (d) above whether by sale, lease, license or service in either government or commercial enterprises worldwide;

                  "Default"  means  any  event  or  condition  which,  with  the
         giving  or  receipt  of  notice  or  lapse  of  time  or  both,   would
         constitute an Event of Default;

                  "Determination Date" means the last day of each fiscal quarterly period of the Borrower;

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States;

                  "Eligible Securities" means all investment grade securities as determined by the rating system of either S&P or Moody's, other securities not subject to either such rating system which are of comparable investment grade risk profile and any other class of securities previously approved in writing by the Required Lenders;

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law;

                  "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

                  "ERISA Affiliate" means any entity which would be aggregated at any relevant time with the Borrower pursuant to Section 414(b),
         (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

                  "Event of Default" means any of the occurrences set forth as such in Section 9.01 hereof;

                  "Federal Funds Effective Rate" for any day, as used herein, means the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced;

                  "Fee Letter" means that certain fee letter dated as of September 15, 1994 between the Borrower and the Administrative Agent;

                  "Fiscal Quarter" means the quarterly period of the Borrower ending on the last Saturday in each May, August, November and February of any Fiscal Year;

                  "Fiscal Year" means the annual period of the Borrower ending on the last Saturday of each February;

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any pension, retirement, healthcare, death, disability or other employee benefit plan;

                  "Four-Quarter   Period"   means  a   period   of   four   full
         consecutive Fiscal Quarters, taken together as one accounting period;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, subject to compliance at all times with Section 1.02 hereof;

                  "Governmental    Authority"   means   any   Federal,    state,
         municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality;

                  "Guarantors" means, collectively, (i) the Parent, (ii) each Material Domestic Subsidiary existing on the Closing Date and (iii) any other Person who shall become a Material Domestic Subsidiary after the Closing Date and shall execute and deliver to the Administrative Agent a Guaranty as provided in Section 7.19 hereof;

                  "Guaranty"  means  each  Guaranty  Agreement,   including  the
         Parent Guaranty, of a Guarantor (whether now existing or hereafter delivered in accordance with Section 7.19 hereof individually or jointly and severally with other Guarantors) in favor of the Administrative Agent guaranteeing in whole or in part the payment of Obligations, substantially in the form of Exhibit M attached hereto and incorporated herein by reference, as the same may be amended, modified or supplemented;


                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law;

                  "Indebtedness" of a Person means, without duplication, (i) all Indebtedness for Money Borrowed, (ii) all obligations of such Person arising under acceptance facilities, (iii) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (iv) all obligations of such Person upon which interest charges are actually paid, (v) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all executory obligations of such Person in respect of Rate Hedging Obligations and
         (vii) all Contingent Obligations in respect of Indebtedness set forth in clauses (i) through (vi) above of Persons other than the Borrower or any Subsidiary; "Indebtedness" shall not include, however, any intercompany indebtedness of the Borrower and its Subsidiaries;

                  "Indebtedness for Money Borrowed" means for any Person all indebtedness in respect of money borrowed, including without limitation, all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements);

                  "Index Rate" means an interest rate equal to the Applicable Index Rate plus (or minus) a margin;

                  "Index Rate Bid Loan Request" means any Competitive Bid Quote Request requesting the Lenders to offer to make Competitive Bid Loans at an Index Rate;

                  "Index Rate Competitive Bid Loan" means any Competitive Bid Loan bearing interest at an Index Rate;

                  "Interest Period" (a)for each LIBOR Loan means a period commencing on the date such LIBOR Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such LIBOR Loan, and ending, at the Borrower's option, on the date one, two, three, six or twelve months thereafter (to the extent a twelve month Interest Period is available to the Required Lenders' customers generally) as notified to the Administrative Agent by the appropriate Authorized Representative three (3) LIBOR Business Days prior to the beginning of such Interest Period; provided that,

                           (i)      if  the   Borrower   fails  to  notify   the
                  Administrative Agent of the length of an Interest Period three (3) LIBOR Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan;

                           (ii) if an Interest Period for a LIBOR Loan would end on a day which is not a LIBOR Business Day such Interest Period shall be extended to the next succeeding LIBOR Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day);

                           (iii) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                           (iv) no Interest Period shall extend past the Revolving Credit Termination Date, and there shall not be more than twenty (20) Interest Periods outstanding at any one time for all Revolving Credit Loans and Competitive Bid Loans combined; and

                  (b) for each Competitive Bid Loan means the period commencing on the date of such borrowing and ending on such date as may be mutually agreed upon by the Borrower and the Lender or Lenders making the Advance or Advances, as the case may be, comprising such Competitive Bid Loan; provided that:

                           (i)      no  Interest  Period  for an  Absolute  Rate
                  Competitive Bid Loan shall be for a period of less than seven days or greater than 360 days;

                           (ii) each Interest Period for an Index Rate Competitive Bid Loan shall begin on the date such Loan is made and end on a date one, two, three, six or twelve months thereafter, as agreed upon by the Borrower and the Lender or Lenders making such Index Rate Competitive Bid Loan;

                           (iii) if an Interest Period for an Index Rate Competitive Bid Loan would end on a day which is not a LIBOR Business Day such Interest Period shall be extended to the next succeeding LIBOR Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day);

                           (iv) any Interest Period for an Index Rate Competitive Bid Loan which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                           (v) no Interest Period shall extend past the Revolving Credit Termination Date and there shall not be more than twenty (20) Interest Periods outstanding at any one time for all Revolving Credit Loans and Competitive Bid Loans combined;

                  "Interest Rate Selection Notice" means the written confirmation delivered by an Authorized Representative of telephonic notice in connection with the selection or conversion of interest rates as to outstanding Revolving Credit Loans, in the form attached hereto as Exhibit H and incorporated herein by reference;

                  "Investment Commitment" means, with respect to any investment, loan or advance, the amount initially advanced, invested or disbursed less an amount equal to the sum of (i) repayments of such advances, including all interest income therefrom, (ii) dividends and other distributions received from such Person paid or made on securities issued solely in consideration of such investment,
         (iii) net gains on sales or other dispositions of capital stock, securities or assets of such Person purchased with such investment, and (iv) all other net profits or other amounts net of expenses realized from such investment or advance and all other net returns on Consolidated Capital Expenditures, provided that the aggregate amount of all such repayments, dividends, net gains, profits and other amounts so deducted with respect to each such investment, advance or Capital Expenditure shall not exceed the initial principal amount of such investment, advance or Capital Expenditure;

                  "Lease Rentals" means, for any period, the sum of the rental and other obligations required to be paid by the lessee under any lease, excluding any amounts required to be paid by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes and similar charges;

                  "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to an Authorized Representative and the Administrative Agent as the office by which its Loans are to be made and maintained;

                  "Letter of Credit" means any Standby Letter of Credit or Commercial Letter of Credit issued by NationsBank for the account of the Borrower in favor of a Person as described in Article III hereof;

                  "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Participations up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Letter of Credit  Facility"  means the facility  described in
         Article III hereof providing for the issuance by NationsBank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

                  "Letter of Credit Outstandings" means all undrawn amounts of Letters of Credit plus Reimbursement Obligations;

                  "LIBOR Base Rate" means for any LIBOR Loan or a Competitive Bid Loan bearing interest at the Index Rate, in respect of the Interest Period specified (or deemed specified) in the Borrowing
         Notice or in the Interest Rate Selection Notice for such LIBOR Loan or in the Index Rate Bid Loan Request for such Competitive Bid Loan, the rate (which shall be the same for each day of such Interest Period) for deposits in Dollars for a period comparable to the Interest Period for such LIBOR Loan which appears on the Dow Jones Telerate Service page 3750 (or such other page as may replace that page on that service or such other service as may be designated as the information vendor by the Administrative Agent, any new information vendor to be subject to the consent of the Borrower which consent will not be unreasonably withheld or delayed) at approximately 11:00 A.M. Charlotte, North Carolina time two (2) LIBOR Business Days prior to the commencement of the applicable Interest Period; provided that if such rate does not appear on such page and is otherwise unavailable, the rate shall be determined by the Administrative Agent in good faith in accordance with its usual procedures for its customers generally;

                  "LIBOR Business Day" means a Business Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina;

                  "LIBOR Loan" means a Revolving Credit Loan for which the rate of interest is determined by reference to the LIBOR Rate;

                  "LIBOR Rate" means, for the Interest Period for any LIBOR Loan, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR           LIBOR Base Rate           Applicable
                          =    ________________________  +
                  Rate         1 - Reserve Requirement       Margin

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or
         security  interest  arising  from  a  mortgage,  encumbrance,   pledge,
         security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any of the Revolving Credit Loans or Swing Line Loans or Competitive Bid Loans;

                  "Loan Documents" means this Agreement, the Notes, each Guaranty, Applications and Agreements for Letters of Credit, the Reaffirmation Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Administrative Agent in connection with the Loans or the Letters of Credit made, issued or created under this Agreement as the same may be amended, modified or supplemented from time to time;

                  "Material  Adverse Effect" means a material  adverse effect on
         (a) the business, properties, operations or condition, financial or otherwise, of the Parent or Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations under any of the Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents;

                  "Material    Domestic    Subsidiary"   means   each   Material
         Subsidiary which is organized and existing under the laws of one of the states of the United States of America;

                  "Material Subsidiary" means (i) any direct or indirect Subsidiary which has total assets equal to or greater than 5% of Consolidated Total Assets (calculated at any time as of the then most recent fiscal year end) or has profits before tax equal to or greater than 5% of Consolidated Total Profits Before Tax (calculated at any time as of the then most recent fiscal year end), (ii)Transactive Corporation, a Delaware corporation and (iii) the Passive Investment Company, if and when created or acquired; provided, however, that any Material Subsidiary under clauses (i) or (ii) above shall cease to be a Material Subsidiary and shall be released from its obligation to provide a Guaranty if it or substantially all of its assets are sold or conveyed in a transaction otherwise permitted under this Agreement;

                  "Moody's"   means  Moody's   Investor   Service,   a  Delaware
         corporation;

                  "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA;

                  "Note Agreement" means that certain Note and Guaranty Agreement dated as of May 15, 1997 by and among the Borrower, the Parent and the note purchasers thereunder, as in effect on the Closing Date, pursuant to which the Borrower has issued the Private Placement Debt;

                  "Notes" means, collectively, the Revolving Credit Notes, the Swing Line Note and the Competitive Bid Notes;

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i)the principal and
         interest   on  the  Loans  as   evidenced   by  the   Notes,   (ii)the
         Reimbursement Obligations, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Documentation Agent or the Administrative Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

                  "Outstandings" means, at any time of determination, the sum of the Revolving Credit Outstandings, Letter of Credit Outstandings, Swing Line Outstandings and Competitive Bid Outstandings;

                  "Parent"   means  GTECH  Holdings   Corporation,   a  Delaware
         corporation and owner of all of the Common Stock;

                  "Parent Guaranty" means that certain Guaranty Agreement of the Parent dated as of the date hereof in favor of the Administrative Agent and guaranteeing payment of the Obligations;

                  "Participation" means, with respect to any Lender (other than NationsBank), the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made or Letter of Credit issued by NationsBank in accordance with the terms hereof;

                  "Passive Investment Company" means a single wholly owned Subsidiary of the Borrower whose function and activity shall be restricted solely to (a) the purchase of all or a portion of the Borrower's accounts receivable, (b) the purchase of all or a portion of the intellectual property of the Borrower upon the condition that such intellectual property be licensed back to the Borrower and (c) the lending of money to and management of investments of the Borrower and its Subsidiaries;

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto;

                  "Person"  means  an  individual,   partnership,   corporation,
         trust, unincorporated organization, limited liability company, association, joint venture or a government or agency or political subdivision thereof;

                  "Prime Rate" means the rate of interest per annum announced publicly by NationsBank as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by NationsBank;

                  "Priority Debt" means the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness of the Borrower and any Material Subsidiary secured by Liens (other than Liens permitted by Section 8.06(a), (b), (c), (d), (e), (g), (h), (i) and
         (j) hereof), plus (ii) all outstanding Attributable Debt of the Borrower and any Material Subsidiary (other than Attributable Debt with respect to any Sale and Leaseback Transaction permitted by
         Section 8.15(a) or (b) hereof) plus (iii) the aggregate unpaid principal amount of all Indebtedness of all Material Subsidiaries (other than Indebtedness of the Borrower or Indebtedness of any Subsidiary permitted hereunder and permitted under Section 10.8(a) through (d) of the Note Agreement);

                  "Principal  Office"  means the  office  of the  Administrative
         Agent at NationsBank, National Association, NationsBank Plaza, 6th Floor, NC 1002-06-19, Charlotte, North Carolina 28255, Attention:
         Agency Services, or such other office and address as the Administrative Agent may from time to time designate;

                  "Private Placement Debt" means Indebtedness of up to an aggregate principal amount of $300,000,000 evidenced by certain 7.75% Series A Senior Guaranteed Notes due 2004 and 7.87% Series B Senior Guaranteed Notes due 2007 issued by the Borrower pursuant to the Note Agreement;

                  "Quotation Date" shall have the meaning assigned to such term in Section 2.03(c)(iv) hereof;

                  "Racimec"  means  Racimec   Informatic   Brasileira   S.A.,  a
         Brazilian company presently engaged in the marketing and servicing of lotteries;

                  "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "Reaffirmation Agreement" means the Reaffirmation Agreement executed by each of the existing Guarantors as of the date hereof ratifying and consenting to the amendments to the Prior Credit Agreement made herein and reaffirming the guaranties issued in connection with the Prior Credit Agreement;

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Regulatory Change" means any change in, or the adoption or making of new, United States Federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after the date hereof of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States Federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive, whether or not having the force of law, whether or not failure to comply therewith would be unlawful;

                  "Reimbursement Obligation" means at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse
         NationsBank and the Lenders to the extent of their respective Participations (including by the receipt by NationsBank of proceeds of Loans pursuant to Section 3.02 hereof) for amounts theretofore paid by NationsBank pursuant to a drawing under such Letter of Credit;

                  "Replacement  Bank"  means (i) any Lender or Lenders  selected by the Borrower or (ii) one or a group of banks or other financial institutions selected by the Borrower and acceptable to and approved by the Administrative Agent and the Required Lenders in their reasonable discretion, any of which shall replace any then existing Lender or Lenders pursuant to Section 2.13 or 4.07 hereof and have a Revolving Credit Commitment equal in amount to the Revolving Credit Commitment of the replaced Lender or Lenders;

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall (i) at all times prior to the Reduction Date (as defined below) be equal to its Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment
         Percentage of Swing Line Loans and Letter of Credit Outstandings; provided that, if any Lender shall have failed to pay to NationsBank upon demand its Applicable Commitment Percentage of any Swing Line Loan or drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Swing Line Loans or Letter of Credit Outstandings or both shall be deemed to be held by NationsBank for purposes of this definition and (ii) on and after the Reduction Date be equal to the amount of Competitive Bid Loans owing to such Lender; "Reduction Date" means the date on which the Revolving Credit Commitment of all of the Lenders and the obligations of NationsBank to make Swing Line Loans and issue Letters of Credit shall have terminated and all Revolving Credit Outstandings, all Swing Line Outstandings and all Letter of Credit Outstandings shall have been paid in full;

                  "Reserve Requirement" means, for any LIBOR Loan, the maximum aggregate rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained with respect thereto under Regulation D by the member banks of the Federal Reserve System with respect to Dollar funding in the London interbank market. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined or (ii) any category of extensions of credit or other assets which include LIBOR Loans;

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower and to purchase Participations up to an aggregate principal amount at any one time outstanding equal to the amount set forth opposite such Lender's name on Exhibit A hereto as the same may be increased or decreased from time to time pursuant to this Agreement; provided, however, that amounts advanced by any Lender as Competitive Bid Loans shall not reduce such Lender's Revolving Credit Commitment or modify its obligation to make its Applicable Commitment Percentage of Advances under the Revolving Credit Facility;

                  "Revolving  Credit  Facility" means the facility  described in
         Section 2.01 hereof providing for Loans to the Borrower by the Lenders in an aggregate principal amount equal to (i) the Total Revolving Credit Commitment, less (ii) the aggregate principal amount of Swing Line Outstandings and Letter of Credit Outstandings and Competitive Bid Outstandings;

                  "Revolving Credit Loan" means a Loan made pursuant to the Revolving Credit Facility (but specifically excludes all Swing Line Loans) pursuant to Section 2.01 hereof;

                  "Revolving Credit Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Credit Loans executed and delivered to the Lenders as provided in Section 2.08(a) hereof substantially in the form attached hereto as Exhibit F and incorporated herein by reference, with appropriate insertions as to amounts, dates and names of Lenders, as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of the Borrower on all Revolving Credit Loans then outstanding;

                  "Revolving  Credit  Termination  Date"  means the  earliest to occur of (i) the fifth anniversary of the Closing Date, or (ii) the date of termination of Lenders' obligations pursuant to Section 9.01 hereof upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility and the Competitive Bid Facility by payment in full of all Obligations (including the discharge of all Obligations of NationsBank and the Lenders with respect to Letters of Credit and Participations) pursuant to Section 2.09 hereof;

                  "Sale and Leaseback Transaction" means a transaction or series of transactions pursuant to which the Borrower or any Material Subsidiary shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or any Material Subsidiary shall lease as lessee, or similarly acquire the right to possession or use of, such property for a period in excess of three years;

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay its debts as they mature; and

                           (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted;

                  "Standby Letter of Credit" means an irrevocable Standby Letter of Credit issued hereunder for the account of the Borrower or any Subsidiary, provided that the expiry date of such Standby Letter of Credit shall not be later than the Revolving Credit Termination Date;

                  "Subsidiary" means (i)any corporation or other entity in which more than 50% of its outstanding stock having ordinary voting power is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries at or after the Closing Date or (ii) any joint venture whose financial information and operations are required to be consolidated in the financial statements of the Borrower in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Swap Agreement" means one or more agreements with respect to Indebtedness evidenced by the Notes between the Borrower and any Person, on terms mutually acceptable to Borrower and such Person, which agreements create Rate Hedging Obligations;

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 2.02 hereof;

                  "Swing Line Rate" means the rate of interest established pursuant to the Fee Letter;

                  "Swing  Line  Loans"  means  Loans  made  by   NationsBank  to
         Borrower pursuant to Section 2.02 hereof;

                  "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to NationsBank substantially in the form attached hereto as Exhibit G and incorporated herein by reference, as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Swing   Line   Outstandings"   means,   as  of  any  date  of
         determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding;

                  "Total Letter of Credit Commitment" means an amount equal to $100,000,000; and

                  "Total Revolving Credit Commitment" means an amount equal to $400,000,000, as reduced from time to time in accordance with Section
         2.09 hereof.

         Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles as in effect on the date of the audited financial statements of the Borrower referred to in
Section 6.01(f)(i) hereof and applied on a Consistent Basis.

         Terms Consistent. All of the terms defined in this Agreement shall have such defined meanings when used in any of the Loan Documents unless the context shall require otherwise. All references to the Borrower, the Administrative Agent and any Lender shall be deemed to include any successor or permitted assign of any thereof. All plural references and definitions shall have a corresponding meaning in the singular, and all singular references and definitions shall have a corresponding meaning in the plural.


                                            ARTICLE II

                                            The Loans

         2.01  Revolving Credit Loans

         (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make and continue Advances under the Revolving Credit Facility to the Borrower, from time to time on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by its Applicable Commitment Percentage of the Total Revolving Credit Commitment up to but not exceeding the Revolving Credit Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Administrative Agent has accelerated the maturity of the Revolving Credit Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay (without premium or penalty) and reborrow hereunder, on a Business Day in the case of a Base Rate Loan and on a LIBOR Business Day in the case of a LIBOR Loan, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

         (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Outstandings shall not exceed at any time an amount equal to the Total Revolving Credit
Commitment. Each Revolving Credit Loan made, converted or continued, unless made in accordance with Section 2.01(c)(iv) or 3.02(c) hereof, shall be in a principal amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $100,000.

         (c)      Advances and Rate Selection.

         (i) The appropriate Authorized Representative shall give the Administrative Agent (A) irrevocable telephonic notice of each LIBOR Loan, whether representing an additional Advance hereunder or the conversion of borrowings hereunder from Base Rate Loans to LIBOR Loans or the election of a subsequent Interest Period for any LIBOR Loan, prior to 11:30 A.M., Charlotte, North Carolina time at least three (3) LIBOR Business Days prior to the day such Advance is to be made or such Loan is to be converted or continued; and
(B) irrevocable telephonic notice of each Base Rate Loan representing an additional Advance hereunder or the conversion of borrowings hereunder from LIBOR Loans to Base Rate Loans prior to 11:30 A.M. Charlotte, North Carolina time on the day such Advance is to be made or such Loan is to be converted. Each such notice, which shall be effective upon receipt by the Administrative Agent, shall specify the amount of the Advance, the type (Base Rate or LIBOR) of Loan, the date of the Advance and, if a LIBOR Loan, the Interest Period to be used in the computation of interest. An Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice for additional Advances, or in the form of an Interest Rate Selection Notice for the selection or conversion of interest rates for outstanding Revolving Credit Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans (other than Swing Line Loans) in accordance with Section 2.11 hereof. If the Administrative Agent does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed hereby and by Section 2.11 hereof, the Borrower shall be deemed to have elected to convert to or continue such Loan as a Base Rate Loan until the Borrower otherwise notifies the Administrative Agent in accordance herewith and with Section 2.11 hereof.

         (ii) Notice of receipt of each Borrowing Notice and Interest Rate Selection Notice shall be provided by the Administrative Agent to each Lender with reasonable promptness, but not later than 1:00 P.M., Charlotte, North Carolina time on the same day as Administrative Agent's receipt of such notice. The Administrative Agent shall provide each Lender written confirmation of such telephonic notice by telefacsimile transmission but failure to provide such notice shall not affect the validity of such telephonic notice.

         (iii) Not later than 2:30 P.M., Charlotte, North Carolina time on the date specified for each Advance of a Revolving Credit Loan, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan or Loans to be made by it on such day available to the Administrative Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to an account designated by the Borrower in the applicable Borrowing Notice by an Authorized Representative.

         (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit Termination Date, notice of such drawing and resulting Reimbursement Obligation shall be provided promptly by NationsBank to the Administrative Agent and the Administrative Agent shall provide notice to each Lender by telephone. If such notice to the Lenders of a drawing under any Letter of Credit is given by the Administrative Agent at or before 12:00 noon Charlotte, North Carolina time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the conditions of this Agreement, make a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such Reimbursement Obligation and shall pay such amount to the Administrative Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. Charlotte, North Carolina time on the same Business Day. If notice to the Lenders is given by the Administrative Agent after 12:00 noon Charlotte, North Carolina time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such Reimbursement Obligation and shall pay such amount to the Administrative Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 12:00 noon Charlotte, North Carolina time on the next following Business Day. Such Base Rate Loan shall continue unless and until the Borrower converts such Base Rate Loan in accordance with the terms of
Section 2.11 hereof.

         2.02 Swing Line Loans.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto
         (i) if the Borrower is not in compliance with all the conditions to the making of Revolving Credit Loans set forth in this Agreement,
         (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings would exceed $25,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of all Outstandings would exceed the Total Revolving Credit Commitment.

                  (b) Each provision of Section 2.01(c) hereof applicable to Base Rate Loans shall be applicable in all respects to each Swing Line Loan. Each Borrowing Notice submitted to the Administrative Agent with respect to Swing Line Loans shall specify, in addition to the items required by Section 2.01(c)(i) hereof, that such Advance is a Swing Line Loan and the applicable Swing Line Rate. All Advances made pursuant to this Section 2.02 shall bear interest at the applicable Swing Line Rate.

                  (c) All Advances made by NationsBank under the Swing Line pursuant to this Section 2.02 outstanding on any day shall be in the minimum principal amount of $500,000 and any integral multiple of $100,000 in excess thereof.

                  (d) The Borrower and each Lender acknowledge that all Swing Line Loans are to be made solely by NationsBank to the Borrower but that such Lender shall share the risk of loss with respect to such Advances by purchasing from NationsBank a Participation in such Swing Line Loan in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to such Lender's Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed a Base Rate Loan under the Revolving Credit Facility unless the Borrower converts such Base Rate Loan in accordance with
         Section 2.11 hereof. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

                  (e) Borrower at its option may request an Advance as a Revolving Credit Loan pursuant to Section 2.01(a) hereof in an amount sufficient to repay any or all Swing Line Loans on any date and the Administrative Agent shall upon the receipt of such Advance, provide to NationsBank the amount necessary to repay such Swing Line Loan or Loans (which NationsBank shall then apply to such repayment) and credit any balance of such Revolving Credit Loan in immediately available funds to an account designated by the Borrower. The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Participations therein purchased by the Lenders pursuant to Section 2.02(d) above, and the Lenders shall then be deemed to have made Revolving Credit Loans in the amount of such Advances. The Swing Line shall continue in effect until the earlier of (i) occurrence and continuation of a Default or Event of Default, or (ii) the Revolving Credit Termination Date. The Swing Line shall be reinstated at the time any Default or Event of Default is cured, provided that the Revolving Credit Termination Date has not occurred.

         2.03 Competitive Bid Loans

                  (a) In addition to Revolving Credit Loans, at any time prior to the Revolving Credit Termination Date during which the conditions set forth in Section 2.03(b) below are satisfied, the Borrower may, as set forth in this Section 2.03, request the Lenders to make offers to make Competitive Bid Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section
2.03. The making of a Competitive Bid Loan by any Lender shall not reduce such Lender's Revolving Credit Commitment except as calculated based upon the Total Revolving Credit Commitment as reduced by such Competitive Bid Loan. Competitive Bid Outstandings, together with the sum of all other Outstandings, shall not exceed the Total Revolving Credit Commitment at any time.

                  (b) When the Borrower wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent (which shall promptly notify the Lenders) either an Index Rate Bid Loan Request to be received no later than 11:00 a.m. Charlotte, North Carolina time three (3)
LIBOR Business Days prior to the date of borrowing proposed therein or an Absolute Rate Bid Loan Request to be received no later than 11:00 a.m. Charlotte, North Carolina time one (1) Business Day prior to the date of borrowing proposed therein (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree). The Borrower may request offers to make Competitive Bid Loans for up to four (4) different Interest Periods in a single notice (a "Competitive Bid Borrowing"). Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit I attached hereto and incorporated herein by reference and shall specify as to each Competitive Bid Borrowing:

                           (i) the proposed date of such Competitive Bid Borrowing, which shall be a Business Day in the case of an Absolute Rate Bid Loan Request or a LIBOR Business Day in the case of an Index Rate Bid Loan Request;

                           (ii)     the  aggregate  amount  of such  Competitive
                  Bid Borrowing, which shall be at least $5,000,000 (or in integral multiples of $100,000 in excess thereof) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;
                           (iii)    the  duration  of  the  Interest  Period  or
                  Interest Periods applicable thereto (which may be not less than 7 nor more than 360 days with respect to an Absolute Rate Competitive Bid Loan and which must be one, two, three, six or twelve months with respect to an Index Rate Competitive Bid Loan); and

                           (iv) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

                  (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Borrower's request under Section 2.03(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive
Bid Quote must be submitted to the Administrative Agent not later than 10:00 a.m. Charlotte, North Carolina time on the Quotation Date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree) provided that any Competitive Bid Quote may be submitted by NationsBank only if NationsBank notifies the Borrower of the terms of the offer contained therein not later than 9:45 a.m. Charlotte, North Carolina time on the Quotation Date. Subject to Articles IV, V and IX hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrower.

                  (d) Each Competitive Bid Quote shall be substantially in the form of Exhibit J attached hereto and incorporated herein by reference and shall specify:

                           (i) the proposed date of borrowing and the Interest Periods applicable to all or each portion thereof;

                           (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount shall be at least $1,000,000 (or in integral multiples of $100,000 in excess thereof); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                           (iii) the rate of interest offered for each such Competitive Bid Loan; and

                           (iv)     the identity of the quoting Lender.

Unless otherwise agreed by the Administrative Agent and the Borrower, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request. Any subsequent Competitive Bid Quote submitted by a Lender that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.

                  (e) The Administrative Agent shall as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. Charlotte, North Carolina time on the Quotation Date), notify the Borrower in writing by facsimile of the terms of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.03(c) hereof. The Administrative Agent's notice to the Borrower shall specify (i) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (ii) the respective principal amount and interest rate so offered by each Lender (identifying the Lender that made each Competitive Bid Quote). As promptly as possible, the Administrative Agent shall forward to the Borrower copies of each Competitive Bid Quote submitted to the Administrative Agent.

                  (f) Not later than 11:00 a.m. Charlotte, North Carolina time on the Quotation Date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree), the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the Competitive Bid Quotes so notified to it pursuant to
Section 2.03(e) hereof (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept a Competitive Bid Quote for the entire principal amount of the Competitive Bid Loan so offered or any portion thereof. The Borrower's acceptance of Competitive Bid Quotes is further subject to the following conditions:

                           (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable
                  amount  set  forth  in  the  related   Competitive  Bid  Quote
                  Request;

                           (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be at least $5,000,000 (or in integral multiples of $100,000 in excess thereof) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

                           (iii) except as provided below, acceptance of Competitive Bid Quotes may be made only in ascending order of interest rates beginning with the lowest rate so offered; and

                           (iv)     the    Borrower    may   not    accept   any
                  Competitive Bid Quotes where the Administrative Agent has correctly advised the Borrower that such Competitive Bid Quote fails to comply with Section 2.03(d) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof).

                  (g) If Competitive Bid Quotes are made by two or more Lenders with the same Absolute Rate or Index Rate, as applicable, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Quotes are permitted to be accepted for the related Interest Period after the acceptance of all Competitive Bid Quotes, if any, of all lower Absolute Rates or Index Rates, as applicable, offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Quotes are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in amounts of at least $1,000,000 or in integral multiples of $100,000 in excess thereof) in proportion to the aggregate principal amount of such Competitive Bid Quotes. Determinations by the Borrower of the amounts of Competitive Bid Loans and the lowest bid as provided in Section 2.03(f)(iii) hereof shall be conclusive in the absence of manifest error.

                  (h) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Charlotte, North Carolina time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at the Principal Office in Dollars and in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in Dollars and in immediately available funds, in an account specified by the Borrower.

                  (i) The parties hereto agree that each Competitive Bid Loan (as defined in the Prior Credit Agreement) advanced by a Lender under the Prior Credit Agreement and described on Schedule 2.03(i) hereto shall be deemed to be as of the Closing Date a Competitive Bid Loan hereunder and evidenced by such Lender's Competitive Bid Note.

         2.04 Payment of Interest.(a)The Borrower shall pay interest to the Administrative Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due (i) in the case of each Revolving Credit Loan, at the LIBOR Rate or the Base Rate, as elected or deemed elected by the Borrower or otherwise applicable to such Loan as herein provided, (ii) in the case of each Swing Line Loan, at the Swing Line Rate; and (iii)in the case of each Competitive Bid Loan, at the applicable Absolute Rate or Index Rate, as applicable; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter, payable on demand, (A) in the case of a LIBOR Loan, at a rate of interest per annum which shall be two percent (2%) plus the LIBOR Rate for such LIBOR Loan until the end of the Interest Period during which such payment was due, and thereafter at a rate of interest per annum which shall be two percent (2%) plus the Base Rate, (B) in the case of a Base Rate Loan or Swing Line Loan, at a rate of interest per annum which shall be two percent (2%) plus the Base Rate, and (C) in the case of a Competitive Bid Loan, at a rate of interest per annum which shall be two percent (2%) plus the Absolute Rate or Index Rate, as applicable, for such Competitive Bid Loan until the end of the Interest Period during which such payment was due, and thereafter at a rate of interest per annum which shall be two percent (2%) plus the Base Rate, or (in each case) the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (b) Interest on the outstanding principal balance of each Loan shall be computed on the basis of a year of 360 days with respect to LIBOR
Loans and all Competitive Bid Loans and 365 days with respect to Swing Line Loans and Base Rate Loans and calculated for the actual number of days elapsed. Interest on each Loan shall be paid (i)quarterly in arrears on the last Business Day of each September, December, March or June commencing June 1997, on each Base Rate Loan, Absolute Rate Competitive Bid Loan and Swing Line Loan, (ii)on the last day of the applicable Interest Period for each LIBOR Loan and Competitive Bid Loan and, for any LIBOR Loan or Competitive Bid Loan having any Interest Period extending beyond three (3) months or ninety
(90) days, as applicable, also on the date occurring every three (3) months or ninety (90) days after the commencement of such Interest Period, and (iii) upon payment in full of the principal amount of such Loan.

         2.05 Payment of Principal.The principal amount of all Revolving Credit Outstandings and all Swing Line Outstandings shall be due and payable to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as herein expressly provided. The principal amount of each Competitive Bid Loan shall be due and payable to the Lender making such Competitive Bid Loan in full on the last day of the Interest Period therefor, or earlier as herein expressly provided. The principal amount of Base Rate Loans and Swing Line Loans may be prepaid in whole or in part at any time. The principal amount of LIBOR Loans and
Competitive Bid Loans may only be prepaid at the end of the applicable Interest Period, unless the Borrower shall pay to the Administrative Agent for the account of the Lenders the amount, if any, required under Section 4.04 hereof. In the event that at any time Outstandings exceed the Total Revolving Credit Commitment, a principal amount of the Revolving Credit Outstandings equal to or greater than such excess shall be due and payable immediately. All prepayments made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $100,000, or such other amount as necessary to comply with this Section 2.05 or with Section 2.09 hereof.

     2.06 Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest shall be made to the Administrative Agent at the Principal Office, for the account of each Lender's applicable Lending Office, in Dollars and in immediately available funds before 2:00 P.M. Charlotte, North Carolina time on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Administrative Agent. The Borrower shall give the Administrative Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 a.m. Charlotte, North Carolina time, on the date of such payment.

         (b) The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made both (i)in Dollars and in immediately available funds and (ii)prior to 2:00 P.M. Charlotte, North
Carolina time on the date payment is due to be a non-conforming payment, absent manifest error. Any such payment shall not be deemed to be received by the Administrative Agent until the time such funds become available funds.
Any non-conforming payment may constitute or become a Default or Event of Default. The Administrative Agent shall give prompt notice to an Authorized Representative and each of the Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the respective rates of interest per annum specified in Section 2.04(a) hereof in respect of late payments of interest, from the date such amount was due and payable until the date such amount is paid in full.

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (i)(B) under the definition of "Interest Period;" provided that interest shall continue to accrue during the period of any such extension.

      2.07 Notes.(b) Revolving Credit Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Revolving Credit Note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Credit Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (c) Swing Line Loans made by NationsBank shall be evidenced by, and be repayable with interest in accordance with the terms of, the Swing Line Note dated the Closing Date and duly executed and delivered by the Borrower.

         (d) Competitive Bid Loans made by any Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Competitive Bid Note payable to the order of such Lender and duly completed, executed and delivered by the Borrower.

    2.08 Pro Rata Payments. Except as otherwise provided herein, (a)each payment and prepayment of principal and interest on the Revolving Credit Loans and the fees described in Section 2.12 hereof shall be made to the Administrative Agent for the account of the Lenders in the aggregate amount payable to the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment of principal of and interest on the Swing Line Loans shall be made to the Administrative Agent for the account of NationsBank, (c) each payment of principal and interest on the Competitive Bid
Loans shall be made to the Administrative Agent for the account of the respective Lender making such Competitive Bid Loan. All payments to be made by the Borrower hereunder, shall be made without set-off or counterclaim. The Administrative Agent will promptly distribute such payments received to the Lenders as provided for herein.

     2.09 Reductions; Cancellation. The Borrower shall have the right from time to time (but not more frequently than once during each calendar month) upon not less than ten (10) Business Days written notice from an Authorized Representative to the Administrative Agent to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the amount of $10,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently reduce the Total Revolving Credit Commitment and the Revolving
Credit Commitment of each Lender pro rata. No such reduction shall be permitted that results in the payment of any LIBOR Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 4.04 hereof. Each reduction of the
Total Revolving Credit Commitment shall be accompanied by payment of the principal amount of the Revolving Credit Outstandings to the extent that the Outstandings exceed the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. A reduction of the Total Revolving Credit Commitment to zero and payment of all Obligations hereunder (including the discharge of all obligations of NationsBank and the Lenders with respect to the Letters of Credit and Participations and Competitive Bid Loans) shall be deemed a cancellation and termination of this Agreement.

         2.10 Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower shall be reduced by the aggregate amount of all Outstandings.

         2.11 Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01(b), 4.02 and 4.03 hereof, the Borrower may:

         (a) on two (2) Business Days' notice to the Administrative Agent on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day convert all or a part of LIBOR Loans to Base Rate Loans on the last day of the Interest Period for such LIBOR Loans; and

         (b)      on   three   (3)   LIBOR   Business   Days'   notice   to  the
Administrative Agent on or before 10:30 A.M. Charlotte, North Carolina time:

                  (i) elect a subsequent Interest Period for all or a portion of LIBOR Loans to begin on the last day of the current Interest Period for such LIBOR Loans; or

                  (ii) convert Base Rate Loans to LIBOR Loans on any LIBOR Business Day.

         No Swing Line Loan may be converted into any other type of Loan and none of such other types of Loans may be converted into Swing Line Loans.

         Notice of any such elections or conversions shall specify the effective date of such election or conversion and, with respect to LIBOR Loans, the Interest Period to be applicable to the Loan as continued or converted. Each election and conversion pursuant to this Section 2.11 shall be subject to the limitations on LIBOR Loans set forth in the definition of "Interest Period" herein and in Sections 2.01(a), (b) and (c) and Article IV hereof. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

        2.12  Facility Fee

                  (b) For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages of the Revolving Credit Facility, a facility fee (the "Facility Fee") equal to the product of the Applicable Margin for calculating the Facility Fee multiplied by the average daily amount of the Total Revolving Credit Commitment.

                  (c)      Such  payments of Facility  Fees provided for in this
         Section 2.12 shall be due in arrears on the last Business Day of each September, December, March and June beginning June 1997 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available in accordance with the terms of this Agreement any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee during the period of its failure. Each fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

        2.13 Deficiency  Advances.
                No Lender shall be responsible for any default of any other Lender in respect of such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, NationsBank may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its applicable Note; provided that, upon payment to NationsBank from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to NationsBank by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by NationsBank from a Federal Reserve Bank, then such payment shall be credited against the applicable Note of NationsBank in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. In the event any Lender shall fail to advance funds to the Borrower as herein provided and such failure shall continue for a period in excess of ten (10) Business Days, then, notwithstanding the provisions of
Section 2.09 hereof, the Borrower may terminate such Lender's Revolving Credit Commitment by repaying in full the amount of all principal and interest due such Lender under such Lender's Notes and all other amounts due hereunder and providing for a Replacement Bank.

       2.14  Use of Proceeds.
         The proceeds of the Loans made pursuant to the Revolving Credit Facility, the Competitive Bid Facility and the Swing Line hereunder shall be used by the Borrower for working capital and general corporate needs of the Borrower and its Subsidiaries, including prepaying the Existing Credit Facility.

         2.15 Additional  Fees.
                  In addition to any fees described above, the Borrower agrees to pay to the Administrative Agent and NationsBank such other fees as may be agreed to in a separate writing or writings.

                                    ARTICLE III

                                Letters of Credit

   3.01 Letters of Credit. NationsBank agrees, subject to the terms and conditions of this Agreement, upon request and for the account of Borrower or any Subsidiary, to issue from time to time Letters of Credit upon delivery to NationsBank of an Application and Agreement for Letter of Credit in form and content reasonably acceptable to NationsBank; provided, that the Letter of
Credit Outstandings shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by NationsBank with an expiry date or payment date occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date. NationsBank shall not issue any Letter of Credit if immediately after giving effect thereto, the Outstandings would exceed the Total Revolving Credit Commitment. Any request for the issuance of a Letter of Credit shall be deemed a representation and warranty by the Borrower to NationsBank and the Lenders that all the representations and warranties set forth in Article VI hereof and in the other Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the representations and warranties set forth in Sections 6.01(d) and (e) hereof shall be deemed to include and take into account any merger or consolidation permitted under Section 8.09 hereof and the reference to the financial statement in Section 6.01(f)(i) hereof are to those financial statements most recently delivered pursuant to
Section 7.01.

         3.02  Reimbursement.

                  (a) The Borrower hereby unconditionally agrees immediately to pay to NationsBank on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by NationsBank in connection with the Letters of Credit and in any event and without demand to place in possession of NationsBank (which shall include Advances under the Revolving Credit Facility) sufficient funds to pay all debts and liabilities arising under any Letter of Credit; provided that to the extent permitted by
Section  2.01(c)(iv)  hereof,  such amounts  shall be paid  pursuant to Advances under the Revolving Credit Facility. The Borrower's obligations to pay NationsBank under this Section 3.02, and NationsBank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the unavailability of any Advance under the Revolving Credit Facility. NationsBank agrees to give the Borrower prompt written notice of any request for a draw under a Letter of Credit. In the event an Advance is not available under the Revolving Credit Facility, NationsBank may charge any account the Borrower may have with it for any and all amounts NationsBank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by NationsBank and the Borrower. The Borrower agrees to pay NationsBank interest on any amounts not paid when due hereunder on demand at the Base Rate plus two percent (2%), or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable to the date such amount is paid in full.

                  (b)      In  accordance   with  the  provisions  of  Section
2.01(c) hereof, NationsBank shall notify the Administrative Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit as promptly as practicable following the receipt by NationsBank of such drawing.

                  (c)      Each   Lender   (other   than   NationsBank)    shall
automatically  acquire on the date of issuance  thereof,  a Participation in the liability of NationsBank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay NationsBank under Section 3.02(a) hereof, each Lender (other than NationsBank) thereby shall, as hereinafter described, absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to NationsBank, its Applicable Commitment Percentage of the liability of NationsBank under such Letter of Credit.

                           (i) Prior to the Revolving Credit Termination Date, each Lender (other than NationsBank) shall, subject to the terms and conditions of Article II hereof, make a Base Rate Loan to the Borrower by paying to the Administrative Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any Reimbursement Obligation, all as described in and pursuant to Section 2.01(c) hereof.

                           (ii) With respect to drawings under any of the Letters of Credit for which a Revolving Credit Loan is not made as set forth in clause (i) above, each Lender (other than NationsBank), upon receipt from the Administrative Agent of notice of a drawing in the manner described in
                  Section 2.01(c) hereof, shall promptly pay to the Administrative Agent for the account of NationsBank, prior to the applicable time set forth in Section 2.01(c) hereof, its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Administrative Agent for the account of NationsBank, such Lender shall, automatically and without any further action on the part of NationsBank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower
                  shall be immediately due and payable by Revolving Credit Loans made in accordance with Section 2.01(c) hereof or otherwise.

                           (iii)    Each  Lender's  obligation  to make  payment
                  to the Administrative Agent for the account of NationsBank pursuant to this Section 3.02(c), and the right of NationsBank to receive the same, shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Administrative Agent for the account of NationsBank in full upon such request as required by this Section 3.02(c), such Lender shall, on demand, pay to the Administrative Agent for the account of NationsBank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.01(c)
                  hereof until such Lender pays such amount to the Administrative Agent for the account of NationsBank in full at the interest rate per annum for overnight borrowing by NationsBank from a Federal Reserve Bank.

                           (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment is received by NationsBank as issuer of the applicable Letter of Credit from the Borrower of such Reimbursement Obligation, in whole or in part, NationsBank shall pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (d) Promptly following the end of each calendar quarter, NationsBank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, NationsBank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender at such Lender's expense, any other information reasonably requested by such Lender with respect to Letter of Credit Outstandings.

                  (e)      The  issuance  by   NationsBank  of  each  Letter  of
Credit  shall,  in addition to the  conditions  precedent set forth in Sections
5.01 and 5.02 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to NationsBank consistent with the then current practices and procedures of NationsBank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as NationsBank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No.500 and all subsequent amendments and revisions thereto.

                  (f) The Borrower agrees that NationsBank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. NationsBank will use reasonable care in accordance with its established procedures for its customers generally to determine that a legal representative is authorized to sign a Letter of Credit for a party.

                  (g)      Without  duplication  of Section  10.07  hereof,  the
Borrower hereby agrees to defend, indemnify and hold harmless NationsBank, each other Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which NationsBank, such other Lender or the Administrative Agent may incur (or which may be claimed against NationsBank, such other Lender or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify NationsBank, any other Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the party to be indemnified. The provisions of this Section 3.02(g) shall survive repayment of the Obligations, the occurrence of the Revolving Credit Termination Date, and expiration or termination of this Agreement.

                  (h)      Without  limiting  Borrower's  rights as set forth in
Section 3.02(g) above, the obligation of the Borrower to immediately reimburse NationsBank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreements for Letters of Credit, under the following circumstances:

                           (i) any lack of validity or enforceability of any Letter of Credit, the obligation supported by any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                           (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

                           (iii) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Administrative Agent, Lenders or any other Person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Administrative Agent, Lenders or any other Person;

                           (v) any draft, statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Administrative Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                           (vii)    any   other    circumstance   or   happening
                  whatsoever, whether or not similar to any of the foregoing.

         3.03 Letter  of  Credit  Fee.
                 The   Borrower   agrees  to  pay  to  the
Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, quarterly in arrears on the last Business Day of each September, December, March and June, beginning June 1997, a fee per annum equal to (i) for each Standby Letter of Credit, the product of the average daily amount available to be drawn on such Standby Letter of Credit during such Fiscal Quarter multiplied by the Applicable Margin with respect thereto and (ii) for each Commercial Letter of Credit, the greater of (A) $75.00 and (B) the product of the stated amount of such Commercial Letter of Credit Outstanding during any portion of such Fiscal Quarter multiplied by one-tenth of one percent (1/10%). Such fees shall be calculated on the basis of a year of 360 days for the actual number of days during which such Letters of Credit are outstanding.

        3.04 Other   Fees.
   The   Borrower   shall   pay   to   NationsBank    such
administrative fees and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as NationsBank and the Borrower shall agree from time to time.

                                                     ARTICLE IV

                                           Yield Protection and Illegality

   4.01  Additional   Costs.   (a)  The  Borrower  shall  promptly  pay  to  the
Administrative Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by NationsBank of or any other Lender's Participation in any Letter of Credit issued hereunder, or any reduction in any amount receivable by such Lender under or in respect of this Agreement, the Notes or the Letters of Credit in respect of any of such Loans or such obligation or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), in all cases resulting solely from any Regulatory Change which: (i)changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or Letters of Credit (other than taxes imposed on or measured by the income, revenues or assets of any Lender unless such taxes arise solely by virtue of the activities of the Lending Office of such Lender pursuant to or in respect of this Agreement or any of the other Loan Documents); or (ii)imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the LIBOR Rate computed in accordance with the definition of such term set forth in Section 1.01 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies, or policies of the parent corporation of such Lender, with respect to capital adequacy); or (iv)imposes any other condition having a financially adverse effect on the Administrative Agent or such Lender under this Agreement or adversely affecting the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit (or any of such extensions of credit or liabilities). Each Lender will notify an Authorized Representative and the Administrative Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this Section 4.01, in the event that, by reason of any Regulatory Change, any Lender either (i)incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans and Index Rate Competitive Bid Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes LIBOR Loans and Index Rate Competitive Bid Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Administrative Agent (which shall promptly deliver such notice to the Lenders), the obligation hereunder of such Lender to make Index Rate Competitive Bid Loans or make and continue, and to convert Base Rate Loans into, LIBOR Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding LIBOR Loans convert such Loans into Base Rate Loans; provided, however, that the suspension of such obligation and the conversion of any LIBOR Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and any obligation of the other Lenders to make Index Rate Competitive Bid Loans or make and continue, and to convert Base Rate Loans into, LIBOR Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make and continue, or to convert Base Rate Loans into, LIBOR Loans is suspended, then any request by the Borrower during the pendency of such suspension for a LIBOR Loan shall be deemed a request for such LIBOR Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

       (c)      Determinations  by any Lender for  purposes  of this  Section
4.01 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make, Loans or on its Participations in Letters of Credit or by NationsBank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of any Letter of Credit issued hereunder, or on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to an Authorized Representative and the Administrative Agent a written explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

         (d)      The   provisions  of  this  Section  4.01  shall  survive  the
payment in full of the Obligations and the termination of this Agreement.

    4.02 Suspension  of   Loans.  Anything   herein   to   the    contrary
notwithstanding, if, on or prior to the determination of any interest rate for any LIBOR Loan or Index Rate Competitive Bid Loan for any Interest Period, the Administrative Agent or Required Lenders determine (which determination shall be conclusive absent manifest error) that:

                  (a) quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Base Rate in Section
         1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such LIBOR Loan or Index Rate Competitive Bid Loan as provided in this Agreement; or

                  (b) the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 hereof upon the basis of which the LIBOR Rate or the Index Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such LIBOR Loan or Index Rate Competitive Bid Loan for such Interest Period;

then the Administrative Agent shall give the Lenders and an Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make such Index Rate Competitive Bid Loans or make or continue such LIBOR Loans that are subject to such condition, or to convert Loans into LIBOR Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding LIBOR Loans convert such LIBOR Loans into Base Rate Loans. The Administrative Agent shall give the Lenders and an Authorized Representative notice describing any event or condition described in this Section 4.02 promptly following the determination by the Administrative Agent that the availability of LIBOR Loans or Index Rate Competitive Bid Loans is, or is to be, suspended as a result thereof.

  4.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans or Index Rate Competitive Bid Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make Index Rate Competitive Bid Loans or make or continue LIBOR Loans, or convert Base Rate Loans into LIBOR Loans, shall be suspended until such time as such Lender may again make and maintain LIBOR Loans or Index Rate Competitive Bid Loans, and such Lender's outstanding LIBOR Loans and Index Rate Competitive Bid Loans shall be converted into Base Rate Loans in accordance with Section 2.11 hereof on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan or an Index Rate Competitive Bid Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay such amounts, if any, as may be required pursuant to Section 4.04 hereof. In the event that the obligation of some, but not all, of the Lenders to make or continue, or to convert Base Rate Loans into, LIBOR Loans is suspended, then any request by the Borrower during the pendency of such suspension for a LIBOR Loan shall be deemed a request for such LIBOR Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

    4.04 Compensation. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the determination of Lender) to compensate it for any actual loss, cost or expense incurred by it as a result of:

                  (a) any payment, prepayment or conversion, as applicable, of a LIBOR Loan or Index Rate Competitive Bid Loan on a date other than the last day of the Interest Period for such LIBOR Loan or Index Rate Competitive Bid Loan, including without limitation any conversion required pursuant to this Article IV; or

                  (b) any failure by the Borrower to borrow a LIBOR Loan or Index Rate Competitive Bid Loan or to convert a Base Rate Loan into a LIBOR Loan on the date for such borrowing or conversion specified in the relevant Borrowing Notice or Interest Rate Selection Notice under Article II hereof;

A determination  of a Lender as to the amounts payable pursuant to this Section
4.04  shall  be  conclusive   absent  manifest  error.  The  Lender   requesting
compensation under this Section 4.04 shall furnish to an Authorized Representative and the Administrative Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation which shall be paid within thirty (30) days of the submission of such determination.

         4.05 Alternate Interest Rate. In the event any Lender suspends the making of any LIBOR Loan pursuant to this Article IV (herein a "Restricted Lender"), the Restricted Lender's Applicable Commitment Percentage of any
LIBOR Loan shall bear interest at the Base Rate until the Restricted Lender once again makes available the applicable LIBOR Loan. Notwithstanding the provisions of Section 2.04(b) hereof, interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available LIBOR Loans.

       4.06 Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes other than withholding taxes and taxes that would be imposed as a result of a connection between a Lender or the Administrative Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Lending Office of such Lender or the Administrative Agent pursuant to or in respect of this Agreement or any other Loan Document) and (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower shall (upon thirty (30) days' prior notice, such notice to include reasonable documentation of any amounts due):

                  (A) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (B)      promptly  forward  to  the  Administrative  Agent  an
         official   receipt   or  other   documentation   satisfactory   to  the
         Administrative Agent evidencing such payment to such authority; and

                  (C) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

         (c) If, after receiving reasonable prior notice, the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective
Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.06, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

    4.07 Replacement Banks. In the event that any Lender (a) shall have its obligation to make or continue, or convert other Loans into, LIBOR Loans suspended pursuant to this Article IV for a period in excess of thirty (30)
days,  or (b) shall  request  compensation  for  Additional  Costs  pursuant  to
Section 4.01 hereof then, notwithstanding the provisions of Section 2.09 hereof, the Borrower may terminate such Lender's Revolving Credit Commitment by repaying in full the amount of all principal and interest due under such Lender's Notes and all other amounts due hereunder and providing for a Replacement Bank.

                                                      ARTICLE V

                                             Conditions of Effectiveness

  5.01 Conditions of Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that the Administrative Agent shall have received on the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and Lenders, the following:

                  (a) executed originals of each of this Agreement, the Parent Guaranty and the Notes, together with all schedules and exhibits hereto and thereto;

                  (b)      executed  originals  of  a  Reaffirmation   Agreement
         from each existing Guarantor;

                  (c)      favorable   written   opinions   of  counsel  to  the
         Borrower and the Guarantors dated the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the forms of Exhibits K-1 and K-2 attached hereto and incorporated herein by reference;

                  (d)      resolutions  of the  boards  of  directors  or  other
         appropriate governing body (or of the appropriate committee thereof) of the Borrower, the Parent and to the extent necessary, each of the other Guarantors certified by its secretary or assistant secretary or other appropriate officer as of the Closing Date, appointing (in the case of the Borrower) the initial Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution, delivery and performance thereof;

                  (e) specimen signatures of officers of the Borrower, the Parent and each other Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary or other appropriate official of the Borrower or such Guarantor, as applicable;

                  (f) the charter documents of the Borrower, the Parent and each other Guarantor certified as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation;

                  (g) the by-laws of the Borrower, the Parent and each other Guarantor certified as of the Closing Date as true and correct by the secretary or assistant secretary of the Person to whom such by-laws relate;

                  (h) certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation as to the due existence and good standing of the Borrower, the Parent and each other Guarantor therein;

                  (i) all applicable fees payable by the Borrower on the Closing Date;

                  (j) with respect to the Borrower and each Guarantor, appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could result in a Material Adverse Effect;

                  (k) a certificate of an Authorized Representative of the Borrower certifying as to the continuing effectiveness of all policies of insurance required hereunder;

                  (l) a certificate of the Assistant Treasurer of the Borrower in the form of Exhibit L hereto certifying compliance with certain financial covenants hereunder; and

                  (m) such other documents, instruments, certificates and opinions as the Administrative Agent may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

   5.02 Conditions of Advances. The obligations of the Lenders to make any Advances or incur Participations in Letters of Credit, and NationsBank to make Swing Line Loans and to issue Letters of Credit hereunder, on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Administrative Agent shall have received a notice of such borrowing or request as required by Article II hereof and the Lenders have received notice of receipt of such notice of borrowing or request pursuant to Section 2.01(c)(ii) hereof;

                  (b) the representations and warranties of the Borrower and each Guarantor set forth in Article VI hereof and in each of the other Loan Documents shall be true and correct on and as of the date of such Advance or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except (i) to the extent that such representations and warranties expressly relate to an earlier date, (ii) that the representations and warranties set forth in Sections 6.01(d) and (e) hereof shall be deemed to include and take into account any merger or consolidation permitted under
         Section 8.08 hereof, and (iii) that the financial statements referred to in Section 6.01(e)(i) hereof shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 7.01 hereof;

                  (c) in the case of the issuance of a Letter of Credit, Borrower shall have executed and delivered to NationsBank an
         Application and Agreement for Letter of Credit in form and content reasonably acceptable to NationsBank together with such other instruments and documents as it shall reasonably request;

                  (d) at the time of each such Advance, Swing Line Loan or issuance of each Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing;

                  (e)      immediately  after  giving  effect  to a  Swing  Line
         Loan,  the  aggregate   Swing  Line   Outstandings   shall  not  exceed
         $25,000,000;

                  (f) immediately after issuing any Letter of Credit, the aggregate Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment; and

                  (g) immediately after giving effect to any Loan or Letter of Credit (i) the sum of the Revolving Credit Outstandings, Swing Line Outstandings, Letter of Credit Outstandings and Competitive Bid Outstandings shall not exceed the Total Revolving Credit Commitment, and (ii) each Lender's Applicable Commitment Percentage of Revolving Credit Loans and Participations shall not exceed its Revolving Credit Commitment.

                                                     ARTICLE VI

                                           Representations and Warranties

         6.01  Representations   and   Warranties
                         The Borrower  represents and warrants
with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuance of Letters of Credit), that:

                  (a)      Organization and Authority.

                           (i) the Borrower, the Parent and each Material Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or creation;

                           (ii) the Borrower, the Parent and each Material Subsidiary (A) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (B) is qualified to do business and in good standing in every jurisdiction in which failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect;

                           (iii) the Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow and request issuance of Letters of Credit hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                           (iv) each Guarantor has the power and authority to execute, deliver and perform the Guaranty and the other Loan Documents to which it is a party; and

                           (v) when executed and delivered, each of the Loan Documents to which Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of Borrower or such Guarantor, enforceable against Borrower or such Guarantor in accordance with its terms, subject to the effect of any
                  applicable      bankruptcy,       moratorium,      insolvency,
                  reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

                  (b)      Loan   Documents.   The   execution,   delivery   and
         performance by the Borrower and each Guarantor of each of the Loan Documents to which the Borrower or a Guarantor is a party:

                           (i) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower or the Guarantor signatory thereto required for the lawful execution, delivery and performance thereof;

                           (ii)     do  not  violate  in  a  manner  that  would
                  reasonably be likely to have a Material Adverse Effect any provisions of (1)any applicable law, rule or regulation,
                  (2) any  order  of any  court or other  agency  of  government binding on the Borrower or any Guarantor, or their respective properties, or (3) the charter documents, documents of organization or governance or by-laws of Borrower or any Guarantor;

                           (iii)    will not be in  conflict  with,  result in a
                  breach  of or  constitute  an  event of  default,  or an event
                  which,   with  notice  or  lapse  of  time,  or  both,   would
                  constitute an event of default in a manner that would reasonably be likely to have a Material Adverse Effect, under any indenture, agreement or other instrument to which Borrower or any Guarantor is a party, or by which the properties or assets of Borrower or any Guarantor are bound; and

                           (iv) will not result in the creation or imposition of any material Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Guarantor except any Liens in favor of the Administrative Agent and the Lenders created by the Loan Documents;

                  (c)      Solvency.  Borrower  and each  Guarantor  are Solvent
         after  giving  effect  to  the   transactions   contemplated   by  this
         Agreement and the other Loan Documents;

                  (d) Material Subsidiaries and Stockholders. Borrower has no Material Subsidiaries other than those Persons listed as Material Subsidiaries in Schedule 6.01(d) hereto which schedule sets forth the correct name and jurisdiction of organization of each Material Subsidiary and the percentage of shares of each class of capital stock or similar equity interest of each Material Subsidiary owned by the Borrower; the outstanding shares or other equity interests of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower owns beneficially and of record all the issued and outstanding shares of capital stock or equity interests of each Material Subsidiary, free and clear of any Lien;

                  (e)      Financial Condition.

                           (i) The Borrower has heretofore furnished to each Lender audited consolidated balance sheets of the Parent, the Borrower and its Subsidiaries as at February 22, 1997 and the notes thereto and the related consolidated statements of operations, cash flows, and stockholders' equity for the Fiscal Year then ended as examined and certified by Ernst & Young. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition and results of operations of the Parent, the Borrower and its Subsidiaries as of the end of and for such Fiscal Year, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

                           (ii) Since February 22, 1997, there have not occurred any events having a Material Adverse Effect and the businesses, properties and operations of the Parent, the Borrower and its Subsidiaries, considered as a whole, have not been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                           (iii) Set forth on Schedule 6.01(e) is a complete and correct list of all outstanding Indebtedness of the Parent and the Borrower and its Subsidiaries as of the
                  Closing  Date.  Neither  the  Parent,  the  Borrower  nor  any
                  Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent, the Borrower or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent, the Borrower or any Subsidiary the outstanding principal amount of which exceeds $25,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment;

                  (f) Title to Properties. The Borrower and its Material Subsidiaries have title to all their respective material owned real and personal properties, subject to no transfer restrictions or Liens of any kind, except (i) for the transfer restrictions and Liens described in Schedule 6.01(f) hereto, (ii) for Liens permitted under
         Section 8.05 hereof and (iii) where a failure to have such title would not reasonably be likely to have a Material Adverse Effect. All material leases that the Borrower is a party to as lessee are (as against the Borrower and, to the best knowledge of the Borrower, as against the lessor thereunder) valid and subsisting and are in full force and effect in all material respects;

                  (g)      Taxes.  The  Borrower  and  its   Subsidiaries   have
         filed or caused to be filed or caused to be properly extended all Federal, state, local and foreign tax returns which are required to be filed by them and except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all material taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become and remain due and before they have become delinquent. The Federal income tax liability of the Borrower and its Subsidiaries has been determined by the Internal Revenue Service and paid for all Fiscal Years up to and including the Fiscal Year ended February 24, 1996;

                  (h)      Other  Agreements.   Neither  the  Borrower  nor  any
         Material Subsidiary is

                           (i) a party to any judgment, order, decree, agreement or instrument or subject to restrictions which could reasonably be expected to have a Material Adverse Effect; or

                           (ii)     other  than  as  set  forth  in   Schedule
                  6.01(h) hereto, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be expected to have, a Material Adverse Effect;

                  (i) Litigation. Except as set forth in the Parent's or any Subsidiary's most recent Annual Report on Form 10-K delivered pursuant to Section 7.01(d) hereof, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect or questioning the validity or enforceability of, or the ability of Borrower to perform under, the Loan Documents;

                  (j)      Margin   Stock. Neither   the   Borrower   nor   any
         Subsidiary owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Borrower and its Subsidiaries only for the purposes set forth in Section 2.14 hereof. None of the Letters of Credit or such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

                  (k) Investment Company. Neither the Borrower nor any Subsidiary is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. S80a-1, et seq.) or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended. The Letters of Credit and application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

                  (l) No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Guarantor in accordance with or pursuant to any Loan Document knowingly contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which such representation or statement was made, in order to make any such representation or statement contained herein or therein not misleading in any material respect;

                  (m) No Consents, Etc. Neither the respective businesses or properties of the Parent, the Borrower or any of its Subsidiaries, nor any relationship between the Parent, the Borrower and any of its Subsidiaries and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Parent, the Borrower or any of its Subsidiaries as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

                  (n) Licenses, Etc. The Borrower, the Parent and each Subsidiary own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are material to the business, operations, affairs, financial condition, assets or properties of the Parent or the Borrower or its Subsidiaries taken as a whole, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (o)      Benefit Plans.

                           (i) None of the employee benefit plans maintained at any time by the Borrower or any ERISA Affiliate or the trusts created thereunder has engaged in a prohibited transaction or violated any Foreign Benefit Law which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA or under any Foreign Benefit Law;

                           (ii)     None   of   the   employee   benefit   plans
                  maintained at any time by the Borrower or any ERISA Affiliate which are employee pension benefit plans and which are subject to Title IV of ERISA or any Foreign Benefit Law or the trusts created thereunder has been terminated so as to result in a material liability of the Borrower under ERISA or under any Foreign Benefit Law nor has any such employee benefit plan of the Borrower or any ERISA Affiliate incurred any material liability to the PBGC established pursuant to
                  ERISA or any other Person exercising similar duties and functions under any Foreign Benefit Law, other than for required insurance premiums which have been paid or are not yet due and payable; neither the Borrower nor any ERISA Affiliate has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Borrower and its ERISA Affiliates have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Borrower nor any Subsidiary has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such PBGC or any other Person exercising similar duties and functions under any Foreign Benefit Law;

                           (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA or any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                           (iv) The consummation of the Loans and the issuance of the Letters of Credit provided for in Article II and Article III hereof will not involve any prohibited transaction under ERISA or any Foreign Benefit Law which is not subject to a statutory or administrative exemption;

                           (v) To the best of the Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA or any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules and any applicable Foreign Benefit Law;

                           (vi) There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Borrower or any ERISA Affiliate is or was a contributor;

                           (vii)    As  used  in  this   Agreement,   the  terms
                  "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code
                  Section 4975 and ERISA; and

                           (viii) Neither the Borrower nor any ERISA Affiliate has any liability not disclosed on any of the financial statements referred to in Section 6.01(e)(i) hereof or furnished to the Lenders pursuant to Section 7.01 hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability could reasonably be expected to have a Material Adverse Effect;

                  (p)      No   Default.   As  of  the  date   hereof,   to  the
         knowledge of each Authorized Representative, there does not exist any Default or Event of Default;

                  (q) Hazardous Materials. The Borrower and each Subsidiary is in compliance in all material respects with all applicable Environmental Laws and neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material any of which would reasonably be likely to have a Material Adverse Effect;

                  (r) RICO. Neither the Borrower nor any Material Subsidiary is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

                  (s) Employment Matters. Except as disclosed in the Parent's or any Subsidiary's most recent Annual Report on Form 10-K delivered pursuant to Section 7.01(d) hereof, the Borrower and all Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation the noncompliance with which could reasonably be expected to have a Material Adverse Effect and there is neither pending nor, to the knowledge of the Borrower, threatened any litigation, administrative proceeding or investigation in respect of such matters, an adverse ruling or determination in which could reasonably be expected to have a Material Adverse Effect; and

                  (t) Foreign Assets Control Regulations, etc. Neither the Indebtedness incurred by the Borrower hereunder nor the Borrower's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                                                     ARTICLE VII

                                                Affirmative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will:

  7.01 Financial Reports, Etc. (a) as soon as practical and in any event within 95 days after the end of each Fiscal Year of the Parent, deliver or cause to be delivered to the Administrative Agent and each Lender (i) the consolidated balance sheets of the Parent, the Borrower and its Subsidiaries, in each case with the notes thereto, and the related consolidated statements of operations, cash flow, and shareholders' equity and the respective notes thereto for and as of the end of such Fiscal Year, setting forth comparative financial statements for and as of the end of the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing opinions of Ernst & Young, or other such independent certified public accountants of similar stature, which are unqualified and without exception not reasonably acceptable to the Required Lenders; and (ii) a certificate of an Authorized Representative as to the existence of any Default or Event of Default and demonstrating compliance with Sections 8.01, 8.02, 8.03 and 8.04(ii) hereof, which certificate shall be in the form attached hereto as Exhibit L and incorporated herein by reference;

         (b) as soon as practical and in any event within 50 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in any Fiscal Year) deliver to the Administrative Agent and each Lender (i)the consolidated balance sheets of the Parent, the Borrower and its Subsidiaries, as of the end of such Fiscal Quarter, the related consolidated statements of operations and shareholders' equity for such Fiscal Quarter and statements of cash flow for the period from the beginning of the current Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods from the preceding Fiscal Year accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Parent, the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 6.01(e)(i) hereof with respect to interim financials, and (ii)a certificate of an Authorized Representative as to the existence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to Section 7.01(a)(ii) hereof;

         (c) together with each delivery of the financial statements required by Section 7.01(a)(i) hereof, deliver to the Administrative Agent and each Lender a letter from the Borrower's accountants specified in Section 7.01(a)(i) hereof stating that, in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.01(a)(i) hereof, they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to the Borrower, deliver to the Administrative Agent a copy of (i)all regular or special reports or effective registration statements which the Parent, the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange and (ii) any proxy statement distributed by the Parent, its shareholders or bondholders or the financial community in general, all such reports and statements to be delivered without exhibits unless otherwise reasonably requested by the Administrative Agent; and

       (e)      promptly,   from  time  to  time,   deliver  or  cause  to  be
delivered to the Administrative Agent such other information regarding Borrower's and each Subsidiary's operations, business affairs, assets, properties and financial condition as the Administrative Agent may reasonably request. The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or the parent of any Lender or a wholly-owned subsidiary of the parent of any Lender) or to the Administrative Agent, to any regulatory authority having jurisdiction over any of the Lenders pursuant to any written request therefor, or, subject to Section 11.01(g) hereof, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Letter of Credit permitted by this Agreement or as otherwise permitted pursuant to Section 11.17 hereof.

      7.02 Maintain  Properties. Maintain  all  properties   necessary  to  its
operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

    7.03 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits, except to the extent terminated or conveyed in connection with a transaction permitted under Section 8.08 or 8.14 hereof, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and where the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

  7.04 Regulations  and  Taxes.   File  all  income  tax  or  similar  returns
required to be filed in any jurisdiction and comply with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation before they become delinquent which, if unpaid, might become a Lien against any of its properties except any of the foregoing being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in conformity with Generally Accepted Accounting Principles.

     7.05 Insurance. (a) Keep all of its insurable properties adequately insured at all times and maintain general public liability insurance at all times with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, and (b) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes), all on such terms and in such amounts as are customary for similarly situated entities of established reputation engaged in the same or similar lines of business. The Borrower shall use its best efforts to ensure that each of the policies of insurance described in this Section 7.05 providing material coverage and policy limits to the Borrower and its Subsidiaries on a consolidated basis will provide that the insurer shall give the Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall terminate, lapse, be cancelled or be materially amended.

       7.06 True Books; Right of Inspection (a) Keep true  books of record and account in which full, true and correct entries shall be made of all of its dealings and transactions in accordance with customary business practices, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements; and (b) permit any Person designated by the Administrative Agent, at the Administrative Agent's expense (unless a Default or Event or Default shall exist, then at the Borrower's expense), to visit and inspect any of the properties, corporate books and financial reports of the Parent, the Borrower or any of its Subsidiaries, and to discuss its or their affairs, finances and accounts with its or their principal officers and independent certified public accountants, all at such reasonable times and as often as the Administrative Agent may reasonably request.

       7.07 Pay Indebtedness to Lenders and Perform Other Covenants. Make full and timely payment of the principal of and interest on the Notes and all other Obligations, whether now existing or hereafter arising.

    7.08 Observe all Laws.  Conform  to and duly  observe  all  laws,  rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or the conduct of its business, to the extent that non-compliance with such requirements or failure to obtain or maintain such governmental authorizations could not reasonably be expected to have a Material Adverse Effect.

         7.09   Covenants Extending to Material Subsidiaries.
Cause each of its Material Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.02 through 7.08 hereof, inclusive.

         7.10 Officer's Knowledge of Default. Upon any Authorized Representative obtaining knowledge of any Default or Event of Default or any default under any other material obligation of the Borrower or any Subsidiary which would have a Material Adverse Effect, promptly deliver to the Administrative Agent written notice thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

       7.11 Suits or Other Proceedings.
            Upon   any   Authorized   Representative
obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or otherwise questioning the validity or enforceability of, or the ability of the Borrower to enter into or perform under, the Loan Documents, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate stated amount greater than $25,000,000 not otherwise covered by insurance, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

  7.12 Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any material (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release by the Borrower or any Subsidiary of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

   7.13 Environmental  Compliance.  If the  Borrower  or any  Subsidiary  shall receive notice from any Governmental Authority that the Borrower or any Subsidiary has violated any applicable Environmental Laws which could reasonably be likely to have a Material Adverse Effect, promptly deliver a copy of such notice to the Administrative Agent and use its reasonable best efforts to remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation within a reasonable time.

   7.14 Indemnification. Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective officers, directors, employees and agents, from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of the Borrower or any Subsidiary or property owned or leased or operated by the Borrower or any Subsidiary. Notwithstanding anything in this Article VII to the contrary, the provisions of this Section 7.14 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

    7.15 Further Assurances. At the Borrower's cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, agreements and financing and continuation statements, and do and cause to be done such further acts, that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

    7.16 Benefit Plans. Comply in all material respects with all requirements of ERISA and any Foreign Benefit Law applicable to it and furnish to the Administrative Agent as soon as practicable and in any event (a) within thirty
(30) days after the  Borrower  knows or has  reason to know that any  reportable event  or other  event  under  any  Foreign  Benefit  Law  with  respect  to any employee benefit plan maintained by the Borrower or any ERISA Affiliate which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event or such other event and any action which the Borrower or applicable ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of such reportable event given to the PBGC or to any other applicable Person exercising similar duties and functions under any Foreign Benefit Law or a statement that said notice, if required, will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (b) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC or from any other Person exercising similar duties and functions under any Foreign Benefit Law relating to the intention of the PBGC or any such Person to terminate any employee benefit plan or plans of the Borrower or any ERISA Affiliate or to appoint a trustee to administer any such plan, and (c) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code or with any Person pursuant to any Foreign Benefit Law of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Borrower or its affected ERISA Affiliate, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the PBGC or to such Person.

   7.17 Intellectual Property. Continue at all times to preserve, protect and maintain free from Liens (other than Liens permitted under Section 8.05 hereof) its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade secrets and know-how necessary or useful in the conduct of its operations.

    7.18 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.14 hereof.

    7.19 New Subsidiaries. Promptly, but no later than twenty-one (21) days after (a) the acquisition or creation of any Subsidiary which would have been a Material Domestic Subsidiary if included in the Borrower's consolidated financial statements for the fiscal year then most recently ended, or (b)any previously existing Person becomes a Material Domestic Subsidiary as reflected in the then most recent financial statements delivered pursuant to Section
7.01 hereof, cause to be delivered to the Administrative Agent for the benefit of the Lenders each of the following:

                  (i) a Guaranty executed by such Material Domestic Subsidiary, with appropriate insertions of identifying information and such other changes to which the Administrative Agent may consent in its discretion;

                  (ii) an opinion of in-house counsel of the Borrower dated as of the date of delivery of the Guaranty provided in the foregoing clause (i) and addressed to the Administrative Agent and the Lenders, reasonably acceptable to the Administrative Agent and substantially in the form of the opinions of counsel delivered pursuant to Section 5.01 hereof with respect to each Guarantor and Guaranty on the Closing Date;

                  (iii) current copies of the charter or other organizational documents and any bylaws of such Material Domestic
         Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, or appropriate committees thereof (and, if required by such charter or other organizational documents or bylaws or by applicable laws, of the shareholders), of such Subsidiary authorizing the actions and the execution and delivery of documents described in clause (i) of this
         Section 7.19 and evidence satisfactory to the Administrative Agent (confirmation of the receipt of which will be provided by the Administrative Agent to the Lenders) that such Material Domestic Subsidiary is Solvent as of such date and after giving effect to the Guaranty.

                                                    ARTICLE VIII

                                                 Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Material Subsidiary or the Parent to:

         8.01  Consolidated  Funded  Debt  Ratio.
      Consolidated Funded Debt Ratio. Permit at any time the Consolidated Funded Debt Ratio to be greater than 2.95 to 1.00.

         8.02 Consolidated  Interest Coverage Ratio.
                Permit  at  any  time  the
Consolidated Interest Coverage Ratio to be less than 5.00 to 1.00.

         8.03    Consolidated     Shareholders'    Equity.
                     Permit  at any time  Consolidated
Shareholders' Equity to be less than (a) $268,000,000 during the current Fiscal Year and (b) during each Fiscal Year thereafter, beginning with the
Fiscal Year commencing March 1, 1998, an amount equal to the sum of (i) the amount of Consolidated Shareholders' Equity required under this Section 8.03 for the immediately preceding Fiscal Year plus (ii) fifty percent (50%) of Consolidated Net Income during the immediately preceding Fiscal Year; provided, however, in no event shall the Consolidated Shareholders' Equity requirement be decreased as a result of a net loss of the Borrower and its Subsidiaries (i.e., negative Consolidated Net Income) for any Fiscal Year. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 7.01(a) hereof;
provided, however such increase shall be deemed effective as of the first day of the Fiscal Year in which such financial statements are delivered.

   8.04 Indebtedness. Permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except for

                  (a)      the   endorsement  of  negotiable   instruments   for
         deposit or collection or similar transactions in the ordinary course of business; and

                  (b) Consolidated Subsidiary Debt not in excess of the lesser of (A) 25% of Consolidated EBDAIT for the Four Quarter Period ended on the most recent Determination Date and (B) $75,000,000.

    8.05 Guaranties. Incur,    create   or   assume   any    guaranties    of
non-consolidated Indebtedness in an aggregate principal amount in excess of $50,000,000.

    8.06 Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, including without limitation any capital stock of the Borrower or any of its Subsidiaries, other than

                  (a) Liens existing as of the date hereof and as set forth in Schedule 6.01(f) hereto;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Material Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Material Subsidiary;

                  (f) Liens on assets of the Borrower or any of its Subsidiaries and on the capital stock of any of its Subsidiaries, provided the aggregate fair market value (as reasonably determined by the Borrower) of all assets and such capital stock subject to such pledges shall not exceed $50,000,000;

                  (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts with respect to the Core Business, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and rights of usufruct and similar rights to continued use and possession of lottery equipment or other property in favor of lottery authorities, in each case incurred in the ordinary course of business;

                  (h) Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, including any items of equipment acquired after the date hereof, and refinancings thereof, provided that (i) such Liens shall attach concurrently with or within 30 days of the acquisition of such fixed or capital assets or items of equipment, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

                  (i) Liens arising as a result of the use of commercial letters of credit to finance the purchase price of goods in the ordinary course of business in transactions not otherwise prohibited hereunder in favor of the bank issuing such commercial letter of credit and attaching only on such goods so financed; and

                  (j) Liens arising out of judgments or awards in respect of which the Parent, the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that it shall have set aside on its books adequate reserves, to the extent required by Generally Accepted Accounting Principles applied on a Consistent Basis, with respect to such judgment or award.

   8.07 Investments; Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets of, or make or permit to exist any interest whatsoever in, any other Person or permit to exist any loans or advances to, or Capital Expenditures with respect to, any Person, except that Borrower and its Subsidiaries may maintain investments or invest in

                  (a)      Eligible Securities;

                  (b) other securities for which the aggregate purchase price or initial investment for all such securities does not exceed $10,000,000;

                  (c) investments existing as of the date hereof and either disclosed on the financial statements of the Parent, the Borrower and its Subsidiaries referred to in Section 6.01(e) hereof or individually and in the aggregate not required to be disclosed in such financial statements or the notes thereto;

                  (d)      accounts   receivable   arising   and  trade   credit
         granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (e)      key  man  life   insurance   with   respect   to  its
         executive officers;

                  (f) investments in, advances to or Capital Expenditures with respect to any Person other than those Persons described in clauses (a), (b), (c), (d), (e), (g), (h), (i), (j) and (k) hereof in an aggregate Investment Commitment at any time not to exceed $150,000,000; provided that no single or series of related investments, advances or Capital Expenditures permitted under this
         Section 8.07(f) shall exceed at any time an Investment Commitment of $75,000,000;

                  (g) investments in Consolidated Subsidiaries engaged in the Core Business and loans or advances by the Passive Investment Company to the Borrower or any Guarantor in connection with the Core Business;

                  (h) loans and advances to officers, directors and employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses and other business purposes, all in the ordinary course of business;

                  (i) investments of the Borrower under any agreement creating Rate Hedging Obligations;

                  (j) investments representing stock or obligations issued to the Parent, the Borrower or any of its Subsidiaries in
         settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Parent or such Subsidiary; and

                  (k)      other   loans,   advances  and   investments   in  an
         aggregate principal amount at any time outstanding not to exceed $5,000,000.

   8.08 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to consolidate with or merge into it, provided, however, (i) any Subsidiary may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary, (ii) any Person may merge with the Borrower if the Borrower shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default and (iii) no Material Domestic Subsidiary may consolidate with or merge into any Subsidiary unless such Material Domestic Subsidiary is the survivor of such consolidation or merger or the Subsidiary is also a Material Domestic Subsidiary and (iv) in any case hereunder, no Event of Default shall exist after giving effect to such merger or consolidation.

  8.09 Transactions with Affiliates. Enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate (other than a Guarantor), except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b)in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

   8.10 Benefit Plans. With respect to all employee pension benefit plans maintained by the Borrower or any ERISA Affiliate:

                  (a) terminate any of such employee pension benefit plans so as to incur any liability to the PBGC established pursuant to ERISA or to any other Person exercising similar duties and functions under any Foreign Benefit Law where such termination would be reasonably likely to have or would have a Material Adverse Effect;

                  (b) engage in any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Borrower or an ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Code Section 4975 or ERISA or under any Foreign Benefit Law;

                  (c) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

                  (d) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

                  (e) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the PBGC, or to any other Person exercising similar duties and functions under any Foreign Benefit Law, of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the PBGC or under any Foreign Benefit Law; or

                  (f) incur any withdrawal liability with respect to any Multi-employer Plan which would be reasonably likely to have or would have a Material Adverse Effect.

         8.11 Fiscal Year.  Change its Fiscal Year.

     8.12 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with (a) the merger or consolidation of Material Subsidiaries into each other or into the Borrower as permitted pursuant to Section 8.08 hereof and (b) the declaration of bankruptcy, liquidation and dissolution of Subsidiaries which are not Material Subsidiaries.

       8.13 Dividends,   Redemptions  and  Other   Payments.
                   If (a) any  Default  or
Event of Default shall exist under Sections 8.01, 8.02 or 8.03 hereof or a Default or Event of Default under any such section would be created by the declaration or payment of cash dividends or any other payment or distribution of cash on account of its capital stock or the purchase, redemption or other retirement of its capital stock, or (b) an Event of Default has occurred and is continuing, declare or pay any cash dividends or make any other payment or distribution of cash on any shares of stock of any class of the Borrower, now or hereafter outstanding, or purchase, redeem or otherwise retire any such shares in consideration of cash or apply or set apart any of their assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares in consideration of cash, or agree to do any of the foregoing.

   8.14 Disposition of Assets. The Borrower will not, and will not permit any Guarantor to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a "Disposition") any of its properties or assets unless, after giving effect to such proposed Disposition, the aggregate net book value of all assets that were the subject of a Disposition during the twelve calendar months immediately preceding the date of such proposed Disposition (the "Disposition Date") does not exceed 15% of Consolidated Assets as at the end of the quarterly fiscal period of the Borrower ended immediately prior to the Disposition Date. Any Disposition of shares of stock of any Subsidiary shall, for purposes of this Section, be valued at an amount that bears the same proportion to the book value of the total assets of such Subsidiary as the number of such shares bears to the total number of issued and outstanding shares of stock of such Subsidiary. Notwithstanding the foregoing, the following Dispositions shall not be taken into account under this Section 8.14:

                  (a) any Disposition of inventory, equipment, fixtures, supplies or materials made in the ordinary course of business at fair value;

                  (b) any Disposition to the Parent or to a wholly-owned Material Subsidiary; and

                  (c) any Disposition the net proceeds of which are applied within 180 days of the related Disposition Date to (x) the repayment of Consolidated Funded Indebtedness (and any associated premium) of the Borrower or such Guarantor or (y) the acquisition of assets (other than current assets) to be used in the ordinary course of business of the Borrower or such Guarantor.

         8.15 Sale   and   Leaseback   Transactions.
                     The Borrower will not, and will not permit  any  Material
Subsidiary   to,  enter  into  any  Sale  and  Leaseback Transaction as lessee unless:

                  (a) such Sale and Leaseback Transaction is between such Material Subsidiary and the Borrower or the Parent, between such
         Material Subsidiary and any wholly-owned Material Subsidiary or between the Borrower or the Parent and any wholly-owned Material Subsidiary;

                  (b) the proceeds received by the Borrower or such Material Subsidiary from such Sale and Leaseback Transaction as lessee are applied within 180 days of the date of such transaction to
         (x) the prepayment of Consolidated Funded Indebtedness (and any associated premium) of the Borrower or such Material Subsidiary or
         (y) the acquisition of assets (other than current assets) to be used in the ordinary course of business of the Borrower or such Material Subsidiary, as the case may be; or

                  (c)      at  the  time  of   entering   into   such  Sale  and
         Leaseback Transaction and immediately after giving effect thereto, Priority Debt shall not exceed 15% of Consolidated Assets.


                                                     ARTICLE IX

                                         Events of Default and Acceleration

    9.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan and such amount remains unpaid for five (5) or more days or of any fees or other amounts payable to the Lenders, the Administrative Agent or NationsBank under the Loan Documents on the date on which the same shall be due and payable and such amounts remain unpaid for thirty (30) or more days; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.10, 7.11, 7.18 or Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.06, 8.07, 8.08, 8.12, 8.13,
         8.14 or 8.15 hereof; or

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement, any Guaranty or the Notes (other than as described in clause (a), (b) or (c) above) and such default shall continue (i)for thirty (30) or more days after receipt of notice of such default by an Authorized Representative from the
         Administrative   Agent  or  (ii)for  forty-five  (45)  days  after  an
         Authorized Representative becomes aware of such default, or if such default is of a type that cannot be cured within thirty (30) days or forty-five (45) days, as applicable (but reasonably can be cured within ninety (90) days), and the Parent, the Borrower or any of its Subsidiaries is diligently and in good faith attempting to cure such default, such default shall continue unremedied for a period of ninety (90) or more days after such notice or awareness, or if an Event of Default shall occur under any of the other Loan Documents or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Administrative Agent or the Lenders or delivered to the Administrative Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any material provision of any Loan Document ceases to be in full force and effect (other than by reason of any action by the
         Administrative Agent), or if without the written consent of the Administrative Agent, any material provision of this Agreement or any other Loan Document shall be disaffirmed, or the validity, binding nature or enforceability thereof shall be contested by the Borrower, the Parent or any Guarantor, or this Agreement or any other Loan Document shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Administrative Agent or any Lender); or

                  (e) if a default (whether as principal or as guarantor or other surety) shall occur, which is not waived and as to which any applicable grace period has expired, (i)in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Obligations) of the Borrower or of any Subsidiary in an amount not less than $25,000,000 in the aggregate outstanding, or (ii)in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof or (iii) under the Note Agreement or the Notes (as defined in the Note Agreement); or

                  (f) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or made or deemed given or made; or

                  (g) if the Borrower, the Parent or any Material Subsidiary shall (i) fail to pay, admit in writing its inability to pay or be unable to pay its debts generally as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; (iv) file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute, Federal, state or foreign; (v) be adjudicated as insolvent or to be liquidated or (vi) take any corporate action for the purpose of any of the foregoing; or

                  (h)      if a court of competent  jurisdiction  shall enter an
         order, judgment or decree ordering the dissolution, winding-up or liquidation of, or appointing a custodian, receiver, trustee, liquidator or conservator of, the Borrower, the Parent or any Material Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Material Subsidiary seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty
         (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i)any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $25,000,000 is rendered against the Borrower or any Subsidiary, or (ii)there is any attachment, injunction or execution against any of the Borrower's or any Subsidiary's properties for any amount in excess of $25,000,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

                  (j) if the Borrower or any Subsidiary shall cease all or any part of its operations and such cessation is reasonably likely to have a Material Adverse Effect; or

                  (k)      if  (i)the  Borrower  or any ERISA  Affiliate  shall
         engage in any prohibited transaction (as described in Section 8.10(ii) hereof), which is not subject to a statutory or administrative exemption, involving any employee pension benefit plan of the Borrower or any ERISA Affiliate, (ii)any accumulated funding deficiency (as referred to in Section 8.10(iv) hereof), whether or not waived, shall exist with respect to any Single Employer Plan,
         (iii)a  reportable  event (as referred to in Section  8.10(v)  hereof)
         (other than a reportable event for which the statutory notice requirement to the PBGC has been waived by regulation) shall occur with respect to, or proceeding shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single
         Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, (iv)any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of the Borrower or any ERISA Affiliate to such Single Employer Plan or the PBGC, (v)the Borrower or any Subsidiary shall withdraw from a Multi-employer Plan for purposes  of  Title  IV  of  ERISA,  and,  as  a  result  of  any  such withdrawal, the Borrower or any ERISA Affiliate shall incur withdrawal liability to such Multi-employer Plan, or (vi)any other material event or condition shall occur or exist; and in each case in clauses (i)through (vi)of this Section 9.01(k), such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Borrower or any ERISA Affiliate to any material tax, penalty or other liabilities; or

                  (l) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any Swap Agreement and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms; or

                  (m) if the Parent or the Borrower shall become a party to or the subject of any agreement, transaction or related series of transactions pursuant to or as a result of which (i) any Person, other than the Parent, acquires any shares of capital stock of the Borrower or (ii) any Person or group of Persons acting in concert acquires voting control, directly or indirectly, whether by tender offer or in one or more negotiated block or market transactions, of more than fifty percent (50%) of the shares of the issued and outstanding capital stock of any class of the Parent; or

                  (n)      if the  Parent  shall (i) cease to exist  other  than
         due to a merger into the Borrower, (ii) conduct any business other than as currently conducted in connection with its ownership of the Common Stock, (iii) make any investment, acquisition or expenditure other than for daily operating expenses of its business presently conducted or (iv) incur any Indebtedness for Money Borrowed after the Closing Date; provided, however, that the Parent may conduct acquisitions of entities in which shares of its capital stock are all or a portion of the consideration paid and upon the consummation of which the acquired entity is substantially simultaneously merged or consolidated into the Borrower or a Subsidiary in accordance with the terms of this Agreement;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A)      either  or  both  of the  following  actions
                  may be taken: (i)the Administrative Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans and of NationsBank to issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and of NationsBank to issue Letters of Credit, hereunder shall
                  terminate  immediately,   and  (ii)the  Administrative  Agent
                  shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other Obligations of the Borrower to the Administrative Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause
                  (g) or (h) above, then the obligation of the Lenders to make Advances and issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of presentment, demand, protest, notice or other formality of any kind or any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

                           (B) the Borrower shall, upon demand of the Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in an amount equal to the amount of all Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and the Borrower shall forthwith deposit and pay such amounts and such amounts shall be held by the Administrative Agent pursuant to the terms of the applicable Application and Agreement for Letter of Credit; and

                           (C) the Administrative Agent and the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

   9.02 Administrative Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

   9.03 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

    9.04 No Waiver. No course of dealing between the Borrower and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

    9.05 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to this Article IX, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Administrative Agent in the following order:

                  (a) amounts due to NationsBank and the Lenders pursuant to Sections 2.12, 3.02(f), 3.03, 7.14, 11.05 and 11.10 hereof;

                  (b)      amounts   due  to   (A)   NationsBank   pursuant   to
Section 3.04 hereof, and (B) to NationsBank and/or the Administrative Agent pursuant to Sections 2.12 and 2.15 hereof;

                  (c)      payments  of  interest  on  Loans  and  Reimbursement
Obligations;

                  (d) payments of principal on Loans and Reimbursement Obligations;

                  (e) payment of cash amounts to the Administrative Agent in respect of Letter of Credit Outstandings pursuant to Section 9.01(B) hereof;

                  (f)      payments   of  all  other   amounts  due  under  this
Agreement, if any; and

                  (g) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                                 ARTICLE X

                                          The Administrative Agent

   10.01 Appointment.  Each Lender  (including  NationsBank  in its  capacity as maker of Swing Line Loans and as issuer of the Letters of Credit) hereby irrevocably designates and appoints NationsBank as the Administrative Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

   10.02 Attorneys-in-fact. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lenders for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

  10.03 Limitation on Liability. Neither the Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries, or any officer or representative thereof, contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Administrative Agent under or in connection with this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan
Documents, or for any failure of the Borrower to perform its obligations thereunder, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Administrative Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or to inspect the properties, books or records of the Borrower or its Subsidiaries.

     10.04 Reliance.Subject to the provisions hereof, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement and it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (other than any liability or expense resulting from the gross negligence or willful misconduct of the Administrative Agent) which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of all of the Lenders or the Required Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

    10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or an Authorized Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by all of the Lenders or the Required Lenders, as applicable; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

    10.06 No Representations. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its affiliates.

 10.07 Indemnification. The Lenders, severally and not jointly, agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligations of the Borrower or any Subsidiary so to do), including its employees, directors, officers and agents, ratably according to the respective principal amount of the Notes and Participations held by them (or, if no Notes or Participations are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent, including its employees, directors, officers and agents, in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 10.07 shall survive the final payment in full of the Obligations and the termination of this Agreement.

  10.08 Lender. NationsBank and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though it were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, NationsBank shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include NationsBank in its individual capacity.

  10.09 Resignation.   If   the   Administrative   Agent   shall   resign   as
Administrative Agent under this Agreement, prior written notice of which shall be delivered by the Administrative Agent to the Borrower and each Lender thirty (30) days prior to its effectiveness, then, so long as there shall not have occurred and be continuing a Default or Event of Default, the Borrower may appoint and the Required Lenders may approve (which approval shall not be unreasonably withheld or delayed) a successor Administrative Agent for the
Lenders, or if a Default or Event of Default shall have occurred and be continuing, the Required Lenders may appoint a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be (i) the Documentation Agent or any Co-Agent hereunder (and no approvals by the Required Lenders shall be required in the case of the Documentation Agent or a Co-Agent) or (ii) any commercial bank organized under the laws of the United States or any state thereof or licensed to do business in the United States or any state thereof, having a combined surplus and capital of not less than $250,000,000, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the former Administrative Agent and the obligations of the former Administrative Agent shall be terminated and cancelled, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement; provided, however, that the former Administrative Agent's resignation shall not become effective until such successor Administrative Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Administrative Agent; provided, further, that if the Required Lenders and the Borrower cannot agree as to a successor Administrative Agent within ninety
(90) days after the effective date of such resignation, the Administrative Agent shall appoint a successor Administrative Agent which satisfies the criteria set forth above in this Section 10.09 for a successor Administrative Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of this Agreement and the other Loan Documents shall remain in full force and effect. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

    10.10 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV hereof) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article IV hereof), then (A) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Revolving Credit Loans and Participations, as the case may be. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 10.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         10.11 Documentation Agent and Co-Agents. The Documentation Agent and each of the Co-Agents identified in the fourth paragraph of the first page of this Agreement shall have no rights, duties, obligations or liabilities hereunder with respect to being named as Documentation Agent or a Co-Agent herein and shall have only those rights, duties, obligations and liabilities applicable to a Lender hereunder.

   10.12 Notice to Lenders. The Administrative Agent shall promptly deliver to each Lender copies or notice of each notification, request or other communication or document or agreement, as applicable, received by it from the Borrower pursuant to Sections 2.03(f), 2.06(a), 2.09, 2.11, 3.02(b), 7.01(d),
7.01(e), 7.10, 7.11, 7.12, 7.13, 7.15, 7.16 and 7.19 hereof.


                                        ARTICLE XI

                                      Miscellaneous

       11.01   Assignments   and   Participations.

         (a) At any time after the Closing Date each Lender may, with the prior written consent of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld, assign to one or more financial institutions all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations (including Revolving Credit Loans,
Competitive Bid Loans and Participations) under this Agreement, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby consents to execute a replacement Note or Notes to give effect to the assignment within five (5) days of the execution of such Assignment and Acceptance, (iii) the minimum Revolving Credit Commitment which shall be assigned is $10,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned) or such lesser amount constituting all of such Lender's Revolving Credit Commitment (and applicable portion of Participations and Letter of Credit Commitment), (iv) such assignee shall have an office located in the United States, (v) an assignment (other than an assignment of 100% of its interest) by NationsBank shall not include any portion of the Swing Line or obligation to issue Letters of Credit, (vi) each assignee shall execute and deliver to the Borrower a confidentiality agreement in the form of Exhibit N hereto,
(vii) no consent of the Borrower or Administrative Agent shall be required in connection with any assignment by a Lender to such Lender's parent or any wholly-owned subsidiary of such Lender's parent and (viii)the Borrower may condition its consent to any assignment hereunder upon the Lender assigning all of its rights and obligations hereunder. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under the other
Loan Documents have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under the other Loan Documents have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from that  portion  of its  obligations  under  this  Agreement  and the  other  Loan
Documents applicable to the rights so assigned. Any Lender who makes an assignment shall pay to the Administrative Agent a one-time administrative fee of $3,000.00; provided further that in the event the provisions under this Agreement for providing a Replacement Bank are implemented through an assignment, the $3,000.00 administration fee shall be payable by the Borrower.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse to such Lender assignor; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii)such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto;
(iv) such  assigning  Lender is the legal and  beneficial  owner of the interest
being  assigned  under  such  Assignment  and  Acceptance;   (iv)such  assignee
confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.01(e) hereof or most recently delivered pursuant to Section 7.01 hereof, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other
Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Notes.

         (c)      The  Administrative   Agent  shall  maintain  at  its  address
referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Administrative Agent shall give prompt notice and shall forward a copy thereof to Borrower.

         (e) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         (f) If, pursuant to this Section 11.01, any interest in this Agreement or any Note is transferred to any assignee Lender which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assigning Lender shall cause such assignee Lender, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the assigning Lender with respect to any payments to be made to such assignee Lender in respect of the Loans and (ii) to furnish to the assigning Lender, the Administrative Agent and the Borrower such certificates, documents and other evidence as required to comply with the penultimate paragraph of Section 4.06 hereof, and the assignee Lender shall comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

         (g) Each Lender may sell participations at its expense to one or more banks as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and, in the case of a participation in the Revolving Credit Facility, shall include an allocable portion of such Lender's Participations,
(v) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the interest rate hereunder, (C) increase the Revolving Credit Commitment of the Lender granting the participation other than as permitted by Section 2.10 hereof or (D) release any Guarantor, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         (h) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all of the Lenders.

    11.02 Notices. All notices shall be in writing, except as to telephonic notices expressly permitted or required herein, and written notices shall be delivered by hand delivery, telefacsimile, overnight courier or certified or registered mail. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against (except as to telephonic or telefacsimile notice) receipt therefor or, in the case of telex, verification by return) at the address set forth below or such other address as such party shall specify to the other parties in writing, or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to the Borrower:

                           GTECH Corporation
                           55 Technology Way
                           West Greenwich, Rhode Island  02817
                           Attention:  Vice President and Treasurer
                           Telephone:  (401) 392-1000
                           Telefacsimile:  (401) 392-4940

                           with a copy to the General Counsel at the same address:
                           Telefacsimile:  (401) 392-0391

                  (b)      if to the Administrative Agent:

                           NationsBank, National Association
                           NationsBank Plaza, NC 1002-06-19
                           6th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Angela H. Berry, Agency Services
                           Telephone:  (704) 386-8958
                           Telefacsimile:  (704) 386-9923

                           with a copy to:
                           NationsBank, National Association
                           Corporate Banking
                           767 Fifth Avenue, 5th Floor
                           New York, New York 10153-0083
                           Attention:  Patricia G. McCormack
                           Telephone:  (212) 407-5373
                           Telefacsimile:  (212) 751-6909

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

   11.03 Setoff. The Borrower agrees that the Administrative Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or such Lender or otherwise in the possession or control of the Administrative Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Administrative Agent and each
Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not any collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

    11.04 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Obligations remain outstanding or any Lender has any commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

    11.05 Expenses. The Borrower agrees (a) except as otherwise agreed in writing, to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and reasonable expenses incurred in connection with the preparation, negotiation and execution of this Agreement or any of the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, and all such costs and expenses in connection with any amendment, supplement or modification to this Agreement or any other Loan Document, all disbursements of counsel to the Administrative Agent, all reasonable due diligence expenses and syndication expenses, including, without limitation, travel expenses of the Administrative Agent and its counsel in connection with due diligence and syndication member meetings and copying and binding expenses for syndication members, (b)to pay or reimburse the Administrative Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents provided, that in the event the Administrative Agent or the Lenders are unsuccessful in their efforts to preserve or enforce their rights, they shall not be entitled to be reimbursed for the fees and expenses of their counsel incurred in such efforts, and (c)to pay, and indemnify and hold harmless the Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure on the part of the Borrower to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents. All of the foregoing costs, liabilities and expenses will be paid by the Borrower to the Administrative Agent except to the extent such cost, liability or expense is
(i) found in a judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party claiming reimbursement or indemnification, (ii) incurred or suffered in connection with legal proceedings commenced against Administrative Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) incurred or suffered in connection with legal proceedings commenced against or disputes between Administrative Agent or any Lender by Administrative Agent or any Lender, unless such proceedings or disputes relate directly to Borrower or Borrower's actions in connection with this Agreement and are commenced against an indemnified party solely as a result of
Administrative Agent's capacity as administrative or Administrative Agent hereunder.

    11.06 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Borrower and the Administrative Agent, but only upon having received the written consent of the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                  (i) which, whether by amendment or waiver of a Default or an Event of Default, changes, extends or waives any provision of
         Section 10.10 hereof or this Section 11.06, decreases the amount of or extends the due date of any scheduled installment of or decreases the rate of interest or the amount of any fee payable on or in connection with any Obligation, changes the definition of Required Lenders, permits an assignment by Borrower of its Obligations hereunder, reduces the required consent of Lenders provided hereunder, extends the Revolving Credit Termination Date or increases the Revolving Credit Commitment or the Letter of Credit Commitment of any Lender, waives any condition to the making of any Loan, releases any Guarantor or waives a Default or Event of Default under Section 9.01(g) or (h) hereof shall be effective unless in writing and signed by each of the Lenders; or

                  (ii) which affects the rights, privileges, immunities or indemnities of the Administrative Agent shall be effective unless in writing and signed by the Administrative Agent.

No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Administrative Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default. No partial exercise by the Administrative Agent or the Lenders of any rights or remedies hereunder shall operate as a waiver of any other rights or remedies that may also be available hereunder.

    11.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

   11.08 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Administrative Agent or any obligation of the Borrower, the Lenders or the Administrative Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably and finally paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof or the
Borrower has furnished the Lenders and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment pursuant to the Loan Documents of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to pay, and shall indemnify and hold harmless such Lender for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

   11.09 Governing Law. All documents executed pursuant to the transactions contemplated herein, including, without limitation, this Agreement and each of the other Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of New York. The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of New York for the purposes of resolving disputes hereunder or for the purposes of collection.

   11.10 Indemnification. (a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Lender and the extension of the Letter of Credit Commitments and the Revolving Credit Commitments, the Borrower hereby indemnifies, exonerates and holds free and harmless the Administrative Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses incurred in connection therewith whatsoever with respect to or arising out of the execution, delivery, enforcement and performance of this Agreement, the Notes, or the Guaranties (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit, except to the extent (a) any such Indemnified Liabilities arose for the account of a particular Indemnified Party by reason of the gross negligence or willful misconduct of such Indemnified Party, (b) such Indemnified Liability is (i) incurred or suffered in connection with legal proceedings commenced against such Indemnified Party by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (ii) incurred or suffered in connection with legal proceedings commenced against or disputes between any Indemnified Party by any other
Indemnified Party, unless such proceedings or disputes relate directly to Borrower or Borrower's actions in connection with this Agreement and are commenced against an Indemnified Party solely as a result of any other
Indemnified Party's capacity as administrative or syndication agent hereunder. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         (b) If a claim is to be made by a party entitled to indemnification under this Section 11.10 or Section 7.14 hereof against the Borrower, the applicable Indemnified Party shall give written notice to the Borrower promptly after such Indemnified Party receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnification is sought. If requested by the Borrower in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnified Party shall contest at the expense of the Borrower the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be conducted in good faith on legally supportable grounds. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Borrower as soon as practicable (and in any event within 20 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the Borrower as provided in this section will relieve the Borrower from liability hereunder only if and to the extent that such failure results in the forfeiture by the Borrower of any substantive rights or defenses. The applicable Indemnified Party shall control the defense and investigation of such lawsuit or action and shall employ and engage counsel of its own choice to handle and defend the same, at the Borrower's cost, risk and expense; provided, however, that the Borrower may, at its own cost participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Borrower has acknowledged to any Indemnified Party its obligation to indemnify hereunder, such Indemnified Party, so long as no Default or Event of Default shall have occurred and be continuing, shall not settle such lawsuit or enforcement action without the prior written consent of the Borrower and, if the Borrower has not so acknowledged its obligation, such Indemnified Party shall not settle such lawsuit or enforcement action without giving twenty (20) days' prior written notice of such settlement and its terms to the Borrower. The provisions of this Section
11.10 shall survive the final payment in full of the Obligations and the termination of this Agreement.

  11.11 Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

   11.12 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

   11.13 Entire Agreement. This Agreement and the Schedules and Exhibits hereto, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

   11.14 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

   11.15 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under New York law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if and when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the limitation provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

    11.16 Waiver of Jury Trial. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

   11.17 Confidentiality. (a) Except as necessary to exercise its rights or perform its obligations under this Agreement or as permitted pursuant to this
Section 11.17 or Section 7.01(e) hereof, each Lender (including, for purposes of this Section 11.17, any participant thereof) shall never use or duplicate any Confidential Information and shall keep confidential and shall not disclose any Confidential Information unless the Borrower has, in its sole discretion, previously and expressly consented to such disclosure in writing. A Lender may disclose such Confidential Information to (i)those directors, officers, employees, agents, accountants and attorneys of such Lender whose knowledge is necessary to such Lender's performance hereunder provided that all such persons shall be advised of their obligations to protect the Borrower's interests, which obligations shall be identical to those of such Lender under this Agreement; (ii)examiners or regulatory agencies having supervisory or examination authority over such Lender in accordance with customary banking practices; and (iii)any Person pursuant to the order of any Governmental Authority or as otherwise required by law.

         (b) Upon the expiration or earlier termination of this Agreement, or the cessation of any Lender's status as a party hereto or a participant of a party hereto, the Lender(s) shall promptly deliver to the Borrower all records or other information in any media containing or embodying Confidential Information which were delivered or made available to the Lenders in connection herewith, including any copies thereof, and to the extent such records or information is not returned, shall certify that such information has been destroyed; provided, however, that each Lender may retain Confidential Information required to be retained by any order of any Governmental Authority or otherwise required by law.

         (c) This Section 11.17 shall indefinitely survive the expiration or earlier termination of this Agreement, or the cessation of any Lender's status as a party hereto.



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


GTECH CORPORATION


By:
Title: Chief Financial Officer


NATIONSBANK, NATIONAL
ASSOCIATION, as
Administrative Agent for
the Lenders


By:
Title: Senior Vice President


THE BANK OF NEW YORK, as
Documentation
Agent for the Lenders


By:
Title:

NATIONSBANK, NATIONAL
ASSOCIATION


By:
Title:

Lending Office:

NationsBank, National
Association
Independence Center
NC1 001-15-04
Charlotte, North Carolina
28255
Attention: Dana
Weir
Agency
Services
Telephone: (704)
388-3917
Telefacsimile: (704)
386-9923

Wire Transfer
Instructions:
NationsBank, National
Association
ABA# 053000196
Reference: GTECH
Corporation
Account No.: 13662122506
Attention:
Commercial Loan

Operations


THE BANK OF NEW YORK


By:
Title: Assistant Vice
President

Lending Office:

1 Wall Street, 22 Floor
New York, New York 10286
Attention: G. Andrew
Keith
Telephone:
(212)
635-6864
Telefacsimile: (212)
635-6999

With a copy to:

1 Wall Street, 22 Floor
New York, New York 10286
Attention: Terry Blackburn
Telephone:
(212)
635-6787
Telefacsimile: (212)
635-6397/6426

Wire Transfer
Instructions:

The Bank of New York
ABA# 021000018
Reference: GTECH
Account No.: GLA/111556
Attention: Lorna Alleyne


BANK OF MONTREAL


By:
Title: Director

Lending Office:

Bank of Montreal
430 Park Avenue, 14th
Floor
New York, New York 10023
Attention: Lisa Megeaski
Telephone:
(212)
605-1441
Telefacsimile: (212)
605-1454

With a copy to:

Bank of Montreal
430 Park Avenue, 8th Floor
New York, New York 10023
Attention: John Moncavage
Telephone:
(212)
605-1681
Telefacsimile: (212)
605-1618

Wire Transfer
Instructions:

Harris Trust & Savings
Bank
115 South LaSalle
Chicago, Illinois 60603
ABA# 071000288
Reference: Bank of
Montreal, Chicago
Account No.: 1248566


BANQUE PARIBAS


By:
Title: Assistant Vice
President



By:
Title: Vice President


Lending Office:

787 Seventh Avenue
New York, New York 10019
Attention: Terri Knuth
Telephone:
(212)
841-2229
Telefacsimile: (212)
841-2217

With a copy to:

787 Seventh Avenue
New York, New York 10019
Attention: Roseann Burke
Telephone:
(212)
841-2091
Telefacsimile: (212)
841-2333

Wire Transfer
Instructions:

Bankers Trust New York

________________________________
ABA# 021-001-033
Reference: G Tech
Corporation
Account No.:
04-202-195/Banque
Paribas NY
Attention: Loan Servicing
Dept.


FLEET NATIONAL BANK


By:
Title: Vice President

Lending Office:

111 Westminster Street
Providence, Rhode Island
02903
Attention: John D. Webb
Telephone:
(401)
278-6486
Telefacsimile: (401)
278-5726

With a copy to:

Hinckley Allen & Snyder
1500 Fleet Center
Providence, Rhode Island
02903
Attention: Joe Curran,
Esq.
Telephone:
(401)
274-2000
Telefacsimile: (401)
277-9600

Wire Transfer
Instructions:

Fleet National Bank
ABA# 011500010
Reference: GTECH
Attention: Grace Bento,
Ext. 3447



THE BANK OF NOVA SCOTIA


By:
Title:

Lending Office:

Boston Branch
101 Federal Street
Boston, Massachusetts
02110
Attention: Michael R.
Bradley
Telephone:
(617)
737-6312
Telefacsimile: (617)
951-2177

With a copy to:

Funding Office
Atlanta Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308
Attention: Ms. Dana Hall
Telephone:
(404)
877-1553
Telefacsimile: (404)
888-8998

Wire Transfer
Instructions:

The Bank of Nova Scotia
New York Agency
ABA# 0260-0253-2
Reference: GTECH
Account No.: BNS-Boston
#6091137



BANKBOSTON, N.A.


By:
Title:

Lending Office:

BankBoston, N.A.
100 Federal Street
01-15-02
Boston, Massachusetts
02110
Attention: Carol A. Lovell
Telephone:
(617)
434-1475
Telefacsimile: (617)
434-0637

With a copy to:

BankBoston, N.A.
100 Federal Street
01-15-02
Boston, Massachusetts
02110
Attention: Nancy E. Bolton
Telephone:
(617)
434-3431
Telefacsimile: (617)
434-0637

Wire Transfer
Instructions:

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts
02110
ABA# 011-000-390
Reference: GTECH Corp.
Account No.: Angela
Moore, Commercial
Attention: Loan Services



BANK OF TOKYO-MITSUBISHI
TRUST COMPANY


By:
Title:

Lending Office:

Bank of Tokyo-Mitsubishi
Trust Company
1251 Avenue of the
Americas
New York, New York
10116-3138
Attention: Loan
Operations Dept.
Telephone:
(201)
413-8570
Telefacsimile: (201)
413-8225

With a copy to:

Bank of Tokyo-Mitsubishi
Trust Company
125 Summer Street, Suite
1170
Boston, Massachusetts
02110
Attention: Patrick D.
Bonebrake
Telephone:
(617)
330-7437
Telefacsimile: (617)
330-7422

Wire Transfer
Instructions:

Bank of Tokyo-Mitsubishi
Trust Company
New York, New York
ABA# 026-009687
Reference: GTECH
Account No.: 97770477
Attention: Loan
Operations Dept.


CREDIT LYONNAIS NEW YORK
BRANCH


By:
Title:

Lending Office:

Credit Lyonnais
1301 Avenue of the
Americas
10th Floor
New York, New York 10019
Attention: Heidi Rosen
Telephone:
(212)
261-7241
Telefacsimile: (212)
459-3179

Wire Transfer
Instructions:

Credit Lyonnais New York
Branch
F/D Credit Lyonnais*
ABA# 026-008-073
Reference: GTECH
Account No.: N/A
Attention: Loan Servicing




MELLON BANK, N.A.


By:
Title: First Vice
President

Lending Office:

One Boston Place, 6th
Floor
Boston, Massachusetts
02108
Attention: Steve Wagner
Telephone:
(617)
722-7064
Telefacsimile: (617)
722-3516

Wire Transfer
Instructions:

Mellon Bank Pittsburgh,
P.A.
ABA# 0430061
Account No.: 990873800
Reference: GTECH
Corporation

Attention:______________________


COMMERZBANK AG, NEW YORK
BRANCH


By:
Title:

Lending Office:

Telephone:
Telefacsimile:

Wire Transfer
Instructions:

ABA#
Account No.:
Reference:
Attention:

                                       EXHIBIT A

                             Revolving Credit Commitments


Lender                               Revolving Credit Commitment

NationsBank, N.A.                         $65,600,000

The Bank of New York                      $48,000,000

Bank of Montreal                          $38,400,000

Banque Paribas                            $38,400,000

Fleet National Bank                       $38,400,000

The Bank of Nova Scotia                   $38,400,000

BankBoston, N.A.                          $38,400,000

Bank of Tokyo-Mitsubishi Trust Company    $28,000,000

Credit Lyonnais                           $28,000,000

Mellon Bank, N.A.                         $19,200,000

Commerzbank AG, New York Branch           $19,200,000

     Total Revolving Credit Commitment    $400,000,000

                                  EXHIBIT B

                        Form of Assignment and Acceptance

                                DATED                , 19

         Reference is made to the Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended or supplemented and in effect from time to time, the "Agreement") among GTECH Corporation (the "Borrower"), the Lenders (as defined in the Agreement), the Documentation Agent (as defined in the Agreement), the Co-Agents (as defined in the Agreement) and NationsBank, National Association, as Administrative Agent for the Lenders ("Administrative Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

________________________ (the "Assignor") and ____________________________
(the "Assignee") agree as follows:


         1. The Assignor hereby sells  and  assigns  to  the  Assignee,
WITHOUT RECOURSE, and the Assignee hereby purchases and assumes from the Assignor, a _______%(specify percentage in not less than 9 decimal points) interest in and to all of the Assignor's rights and obligations under the Agreement and the other Loan Documents as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to, and Participations held by, the Assignor on the Effective Date, and the Notes held by the Assignor.

         2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amounts of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) are as follows: $_____________ of Revolving Credit Loans and $_________ of Competitive Bid Loans; the aggregate principal amount of Letters of Credit in which it is deemed to have a Participation under the Agreement is $________; and the aggregate principal amount of Swing Line Loans in which it is deemed to have a Participation under the Agreement is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches the Notes referred to in paragraph 1 above (other than any Competitive Bid Note) and requests that the Administrative Agent exchange such Notes for (or issue an additional Note with respect to any Competitive Bid Loan) (A) new Revolving Credit Notes dated _____________, 19__ as follows: a Revolving Credit Note in the principal amount of $________________ payable to the order of the Assignor, and a Revolving Credit Note in the principal amount of $________________ payable to the order of the Assignee; and (B) new Competitive Bid Notes dated ________, 19__ as follows: a Competitive Bid Note payable to the order of the Assignee.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 6.01(e) and delivered pursuant to Section 7.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the
execution of this Assignment and Acceptance and the consent thereto by the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

         5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the
Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of New York.

[NAME OF ASSIGNOR]

By:
Name:
Title:

Notice Address:
After the Effective Date:
Outstanding Revolving Credit Loans:$________________
Outstanding Competitive Bid Loans: $________________
Outstanding Participation in
Letters of Credit Outstanding:$___________________
Outstanding Participations in
Swing Line Loans: $________________


[NAME OF ASSIGNEE]

By:
Name:
Title:

Notice Address/Lending Office
Wire transfer Instructions:
After the Effective Date:
Outstanding Revolving Credit Loans:$______________
Outstanding Competitive Bid Loans: $________________
Outstanding Participation in
Letters of Credit Outstanding:$________________
Outstanding Participations in
Swing Line Loans:$________________

Accepted this ____ day of _______, 19___

NATIONSBANK, NATIONAL
ASSOCIATION, as Administrative
Agent

By:
Name:
Title:

Consented to:

GTECH CORPORATION


By:
Name:
Title:

                                     EXHIBIT C

                     Notice of Appointment (or Revocation) of Authorized
                                     Representative

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended or supplemented and in effect from time to time, the "Agreement") among GTECH Corporation (the "Borrower"), the Lenders (as defined in the Agreement), the Documentation Agent (as defined in the Agreement), the Co-Agents (as defined in the Agreement) and NationsBank, National Association, as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The  Borrower   hereby   nominates,   constitutes   and  appoints  each
individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address             Office     Specimen Signature

       The  Borrower   hereby   nominates,   constitutes   and  appoints  each
individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents for the limited purposes of giving telephone instructions with respect to rates and Interest Periods.

         Name and Address               Office

Borrower  hereby revokes  (effective  upon receipt hereof by the  Administrative
Agent)   the   prior   appointment   of   ________________   as  an   Authorized
Representative.

         This the ___ day of __________________, 19__.

GTECH CORPORATION
By:
Name:
Title:

                                 EXHIBIT D

                  Form of Borrowing Notice--Revolving Credit Loans
                               and Swing Line Loans

To:      NationsBank, National Association,
            as Administrative Agent
         Independence Center
         Charlotte, North Carolina 28255
         Telephone: (704) 388-3917
         Telefacsimile:  (704) 386-9923
         Attention: Dana Weir, Agency Services

         Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended or supplemented and in effect from time to time, the "Agreement") among GTECH Corporation (the "Borrower"), the Lenders (as defined in the Agreement), the Documentation Agent (as defined in the Agreement), the Co-Agents (as defined in the Agreement) and NationsBank, National Association, as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby confirms its prior notice of borrowing given to the Administrative Agent by telephone at __________ __.m. on ____________, 19__ to the effect that Revolving Credit Loans or Swing Line Loans of the type and amount set forth below be made on the date indicated:

Type of Loan             Interest               Aggregate
                          Date of               Interest
(check one)              Period(1)              Amount(2)
                           Loan(3)               Rate(4)

Base
Rate Loan

LIBOR Loan

Swing Line
 Loan

(1) For any LIBOR Loan only, one, two, three, six or (to the extent available) twelve months.

(2) Must be $5,000,000 or an integral multiple of $100,000 in excess thereof for Revolving Credit Loans; must be $500,000 or an integral multiple of $100,000 in excess thereof for Swing Line Loans.

(3) At least three (3) LIBOR Business Days later if a LIBOR Loan; may be same Business Day in case of a Base Rate Loan or Swing Line Loans.

(4)      For Swing Line Loans only, the Swing Line Rate.

         The Borrower hereby requests that the proceeds of Revolving Credit Loans or Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2.       All  the   representations   and   warranties   set  forth  in
Article VI of the Agreement and in the other Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the representations and warranties set forth in
Section 6.01(d) and (e) of the Agreement shall be deemed to include and take into account any merger or consolidation permitted under Section 8.09 of the Agreement and the reference to the financial statements in Section 6.01(f)(i) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.01 of the Agreement; and

         3. After giving effect to Loans requested hereby, (i) the Outstandings will not exceed the Total Revolving Credit Commitment and (ii) Swing Line Outstandings will not exceed $25,000,000.

GTECH CORPORATION


BY:_________________________
Authorized Representative

                                 EXHIBIT E

                          Form of Competitive Bid Note

                                 PROMISSORY NOTE
                                (Competitive Bid)
                                                      Charlotte, North Carolina
                                                               __________, 1997

         FOR VALUE RECEIVED, GTECH CORPORATION, a Delaware corporation having its principal place of business located in West Greenwich, Rhode Island (the "Borrower"), hereby promises to pay to the order of
___________________________________  (insert name of Lender)  (the   "Lender"),
in  its  individual
capacity, at the office of NationsBank, National Association, as Administrative Agent for the Lender (the "Administrative Agent"), located at Independence Center, 15th Floor, Charlotte, North Carolina 28255 (or at such other place as the Administrative Agent may designate) at the times set forth in the Amended and Restated Credit Agreement dated of even date herewith among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Documentation Agent (as defined therein), the Co-Agents (as defined therein) and the Administrative Agent (as amended and supplemented and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower, on the dates and in the principal amounts set forth in the Lender's related Competitive Bid Quote and accepted by the Borrower, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, at the rates per annum and on the dates set forth in the Lender's related Competitive Bid Quote and accepted by the Borrower.

         The date, amount, interest rate and maturity date of each Competitive Bid Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Loans made by the Lender.

         This  Note  is one of the  Competitive  Bid  Notes  referred  to in the
Credit Agreement and is issued in replacement of and not as payment for those certain competitive bid notes issued by the Borrower in connection with the Prior Credit Agreement. This Note is issued pursuant to and entitled to the benefits and security of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Competitive Bid Loans evidenced hereby were made or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement. Payment of all amounts due under this Note is guaranteed by each Guarantor pursuant to the Guaranties.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Competitive Bid Loans upon the terms and conditions specified therein.

         If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

         Except as permitted by Section 11.01 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.

         All  Persons   bound  on  this   obligation,   whether   primarily   or
secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Presentment, protest, notice of protest, notice of dishonor, diligence and each other formality are hereby waived by all parties bound hereon.
         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

GTECH CORPORATION

ATTEST: By:
Name:
By:____________________________
Title:
__________ Secretary

[SEAL]


                        SCHEDULE OF COMPETITIVE BID LOANS

         This Note evidences Competitive Bid Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:



     Date         Principal       Type        Interest      Maturity        Amount        Unpaid        Notation
      of            Amount         of           Rate         Date of       Paid or       Principal       Made By
     Loan             of          Loan                         Loan        Prepaid         Amount
                     Loan


                                 EXHIBIT F

                        Form of Revolving Credit Note

                               PROMISSORY NOTE
                              (Revolving Credit)
_____________________1                               Charlotte, North Carolina
                                                               __________, 1997


         FOR VALUE RECEIVED, GTECH CORPORATION, a Delaware corporation having its principal place of business located in West Greenwich, Rhode Island (the "Borrower"), hereby promises to pay to the order of ___________________________________2 (the "Lender"), in its individual capacity, at the office of NationsBank, National Association, as Administrative Agent for the Lender (the "Administrative Agent"), located at NationsBank, N.A. Plaza, 101 South Tryon Street, Charlotte, North Carolina 28255 (or at such other place as the Administrative Agent may designate) at the times set forth in the Amended and Restated Credit Agreement dated of even date herewith among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Documentation Agent (as defined therein), the Co-Agents (as defined therein) and the Administrative Agent (as amended and supplemented and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of [__________________________________]3 DOLLARS ($__________)1 or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Credit Agreement. All or any portion of the principal amount of Revolving Credit Loans may be prepaid as provided in the Credit Agreement.

_______________________________

1        Insert Lender's Revolving Credit Commitment in arabic numerals.

2        Insert name of Lender in capital letters.

3        Insert Lender's Revolving Credit Commitment in words.


         This Note is one of the Revolving Credit Notes in the aggregate principal amount of $400,000,000 referred to in the Credit Agreement and is issued in replacement of and not as payment for those certain revolving credit notes issued by the Borrower in connection with the Prior Credit Agreement. This Note is issued pursuant to and entitled to the benefits and security of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement. Payment of all amounts due under this Note is guaranteed by each Guarantor pursuant to the Guaranties.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

         If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Except as permitted by Section 11.01 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.

         All  Persons   bound  on  this   obligation,   whether   primarily   or
secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Presentment, protest, notice of protest, notice of dishonor, diligence and each other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


GTECH CORPORATION

ATTEST:

By:
Secretary
Title:

[SEAL]

                                  EXHIBIT G

                             Form of Swing Line Note

                               PROMISSORY NOTE
                                 (Swing Line)
$25,000,000                                          Charlotte, North Carolina
                                                               __________, 1997


         FOR VALUE RECEIVED, GTECH CORPORATION, a Delaware corporation having its principal place of business located in West Greenwich, Rhode Island (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, NATIONAL
ASSOCIATION, (the "Lender"), in its individual capacity, at the office of NationsBank, National Association, as Administrative Agent for the Lender (the "Administrative Agent"), located at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 (or at such other place as the Administrative Agent may designate) at the times set forth in the Amended and Restated Credit Agreement dated of even date herewith among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Documentation Agent (as defined therein), the Co-Agents (as defined therein) and the Administrative Agent (as amended and supplemented and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Credit Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Credit Agreement.

         This Note is the Swing Line Note referred to in the Credit Agreement and is issued in replacement of and not as payment for the swing line note issued by the Borrower in connection with the Prior Credit Agreement. This
Note is issued pursuant to and entitled to the benefits and security of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement. Payment of all amounts due under this Note is guaranteed by each Guarantor pursuant to the Guaranties.

         If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed on the basis of a 365 day year for the actual number of days in the interest period.

         Except as permitted by Section 11.01 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.

         All  Persons   bound  on  this   obligation,   whether   primarily   or
secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Presentment, protest, notice of protest, notice of dishonor, diligence and each other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


GTECH CORPORATION

ATTEST:

By:
Secretary Title:
[SEAL]

                                     EXHIBIT H

                           Interest Rate Selection Notice

To:      NationsBank, National Association,
            as Administrative Agent
         Independence Center
         Charlotte, North Carolina 28255
         Telephone: (704) 388-3917
         Telefacsimile:  (704) 386-9923
         Attention: Dana Weir, Agency Services


         Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended or supplemented and in effect from time to time, the "Credit Agreement") among GTECH Corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), the Documentation Agent (as defined in the Credit Agreement), the Co-Agents (as defined in the Credit Agreement) and NationsBank, National Association, as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement.

         The Borrower through its Authorized Representative hereby confirms its prior notice of a selection of a type of Loan and Interest Period given to the Administrative Agent by telephone at __________ __.m. on
_________________, 199__ to the following effect in respect of [check as applicable] Revolving Credit Loans:

         Type of Loan               Interest                        Effective
         (Check One)                Period (1)       Amount(2)       Date (3)


         LIBOR Loan   _____

         BASE
         RATE Loan    _____


         (1) For any LIBOR Loan one, two, three, six or (to the extent available) twelve months.

         (2) Must be $5,000,000 or an integral multiple of $100,000 in excess thereof.

         (3)      At  least  three  (3)  LIBOR   Business  Days  after  date  of
                  telephonic notice if a LIBOR Loan; may be same Business Day in case of a Base Rate Loan.


         This the _____ day of ______________, 199__.




GTECH CORPORATION


By:
Authorized Representative

                                      EXHIBIT I

                        Form of Competitive Bid Quote Request

                                       [Date]

To:                        NationsBank,       National      Association,      as
                           Administrative Agent

Attention:                 Dana Weir, Agency Services
                           Telephone: (704) 388-3917
                           Telefacsimile:  (704) 386-9923

Re:                        [Absolute Rate] [Index Rate] Bid Loan Request

         Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended or supplemented and in effect from time to time, the "Credit Agreement" among GTECH Corporation, the lenders named therein, the Documentation Agent (as defined in the Credit Agreement), the Co-Agents (as defined in the Credit Agreement) and NationsBank, National Association, as Administrative Agent, we hereby give notice that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s) bearing interest at an [Absolute Rate] [Index Rate] :

Borrowing                  Quotation                      Interest
    Date                     Date   1     Amount  2      Period 3



         Terms used herein have the meanings assigned to them in the Credit Agreement.


GTECH Corporation


By:
Title: Vice President and Treasurer


_________________________________________

         1 For use if an Absolute Rate or Index Rate is requested to be submitted before the borrowing date.

         2 Each amount must be $5,000,000 or an integral multiple of $100,000 in excess thereof.

         3 A period of not less than 7 days nor more than 360 days after the making of such Competitive Bid Loan and ending on a Business Day with respect to Absolute Rate Bid Loan Requests or a period of one, two, three, six or (to the extent available) twelve months after the making of such Competitive Bid Loan and ending on a LIBOR Business Day with respect to Index Rate Bid Loan Requests.

                                   EXHIBIT J

                           Form of Competitive Bid Quote

To:               NationsBank, National Association, as Administrative Agent

Attention:        Dana Weir, Agency Services
                  Telephone: (704) 388-3917
                  Telefacsimile:  (704) 386-9923

Re:               Competitive Bid Quote to GTECH Corporation (the "Borrower")

         The Competitive Bid Quote is given in accordance with Section 2.03 of the Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended or supplemented and in effect from time to time, the "Credit Agreement") among GTECH Corporation, the lenders named therein, the
Documentation Agent (as defined in the Credit Agreement), the Co-Agents (as defined in the Credit Agreement) and NationsBank, National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

         In response to the Borrower's request dated ______________, 199__, we hereby make the following Competitive Bid Quote(s) on the following terms:

                  1.       Quoting Bank:

                  2.       Person to contact at Quoting Bank:

                  3.       We hereby  offer to make  Competitive  Bid Loan(s) in
         the  following   principal   amount(s),   for  the  following  Interest
         Period(s) and at the following rate(s):

Borrowing          Quotation               Interest
  Date             Date   1     Amount2    Period 3               Rate4


______________________________

         1  As specified in the related Competitive Bid Quote Request

         2 The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $1,000,000 or an integral multiple of $100,000 in excess thereof.

         3 A period of not less than 7 days nor more than 360 days after the making of such Competitive Bid Loan and ending on a Business Day with respect to Absolute Rate Competitive Bid Quotes or a period of one, two, three, six or (to the extent available) twelve months after the making of such Competitive
Bid Loan and ending on a LIBOR Business Day with respect to Index Rate Competitive Bid Quotes, as specified in the related Competitive Bid Quote Request.

         4  Specify rate of interest or margin.

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part.


Dated: ______________, 199_

Very truly yours,

[NAME OF LENDER]


By:
Authorized Officer

                                       EXHIBIT K-1

                               Form of Opinion of Counsel to the
                           Borrower and Counsel to the Guarantors




                      [Stationery of Counsel for Borrower and Guarantor]



                                                  __________, 1997



Each of the Lenders party to the
  Credit Agreement referenced below and
  NationsBank, National Association, as Administrative Agent
Independence Center, 15th Floor
Charlotte, North Carolina 28255

Re: $400,000,000 Revolving Credit, Swing Line, Competitive Bid and Letter of Credit Facilities to GTECH Corporation

Ladies and Gentlemen:

         We have acted as counsel to GTECH Corporation (the "Company"), GTECH Holdings Corporation (the "Parent") and the other Guarantors in connection with each of the revolving credit facility, swing line facility, competitive bid facility and letter of credit facility (collectively, the "Credit Facilities") being made available by you to the Company on this date in the maximum aggregate principal amount at any time outstanding of $400,000,000 pursuant to the Amended and Restated Credit Agreement of even date herewith between you, the Documentation Agent (as defined therein), the Co-Agents (as defined therein) and the Company (the "Credit Agreement").

         We have been requested by the Company to deliver this opinion to each of the Lenders party to the Credit Agreement and NationsBank, National
Association, as Administrative Agent, in accordance with the condition set forth in Section 5.01(c) of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

         We have also acted as counsel to the Parent and each Material Domestic Subsidiary in connection with the Guaranties of even date herewith between the Administrative Agent and the Parent or each Material Domestic Subsidiary, as applicable (the "Guaranty Agreements").

Each of the Lenders party to the
  Credit Agreement referenced below and
  NationsBank, National Association, as Administrative Agent
__________________, 1997



         As such counsel, we have reviewed the following documents:

         1.       the Credit Agreement;

         2.       each Revolving Credit Note;

         3.       each Competitive Bid Note;

         4.       the Swing Line Note;

         5.       the Reaffirmation Agreement; and

         6        the Guaranty Agreements.

All the foregoing documents are collectively referred to hereinafter as the "Loan Documents"; and the Credit Agreement and the Notes are collectively referred to hereinafter as the "Company Loan Documents."

         For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; all signatures other than those of the Company and each Material Domestic Subsidiary on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as certified copies or photocopies conform to the original documents, which themselves are authentic.

         In addition, for purposes of giving this opinion, we have examined corporate records of the Company, the Parent and each Material Domestic Subsidiary, certificates of public officials, certificates of appropriate officials of the Company, the Parent and each Material Domestic Subsidiary and such other documents or made such inquiries as we have deemed appropriate.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Company has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged, and the Company has full corporate power and authority to enter into each of the Company Loan Documents and to perform its obligations thereunder.

         2. The Parent and each Material Domestic Subsidiary has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged, and the Parent and each Material Domestic Subsidiary has full corporate power and authority to enter into its respective Guaranty Agreement and to perform its obligations thereunder.

         3. Each of the Company Loan Documents has been duly authorized by the Board of Directors of the Company, executed and delivered by the Company, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Company, enforceable against the Company in accordance with its respective terms, except (i)as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and (ii)as the enforceability of the remedial provisions thereof may be limited by general equitable principles; provided, however, the application of such equitable principles or limitations of law does not, in our opinion, materially interfere with the practical realization of the benefits intended to be conferred under the Company Loan Documents.

         4. Each of the Guaranty Agreements has been duly authorized by the Board of Directors of the Parent or each Material Domestic Subsidiary, as applicable, executed and delivered by the Parent or each Material Domestic Subsidiary, as applicable, and constitutes the legal, valid and binding obligation and agreement of the Parent and each Material Domestic Subsidiary, enforceable against the Parent and each Material Domestic Subsidiary in accordance with its respective terms, except (i)as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and (ii)as the enforceability of the remedial provisions thereof may be limited by general equitable principles; provided, however, the application of such equitable principles or limitations of law does not, in our opinion, materially interfere with the practical realization of the benefits intended to be conferred under each of the Guaranty Agreements.

         5. Neither the execution or delivery of, nor performance by the Company, the Parent or any Material Domestic Subsidiary of its respective obligations under the Loan Documents to which it is a party, (a) does or will conflict with, violate or constitute a breach of the charter or bylaws of the Company, the Parent or of any Material Domestic Subsidiary, or (b) requires the prior consent of, notice to or filing with any court or governmental authority, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties, real or personal, of the Company, the Parent or any Material Domestic Subsidiary.

         6. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the Letters of Credit or the proceeds of any Advance made to the Company, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulation issued pursuant thereto, or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, and to the best of our knowledge the Company does not own or intend to purchase or carry any "margin securities" as defined in said regulations.

         We are not expressing any opinion as to any matter relating to any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the United States of America and we assume no responsibility as to the applicability of the laws of any other jurisdiction as to the subject transaction or the effect of such laws thereon.

         Our opinions contained herein are rendered only as of the date hereof and we undertake no obligation to update our opinions after the date hereof.

         Our opinions contained herein are rendered solely for your information in connection with the Loan Documents and the Credit Facilities and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose. Without our prior written consent our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency, except (i) as may be required by you by applicable law or regulation or request of regulatory agencies to which you are subject, (ii) pursuant to any legal process to which you are subject or in connection with any legal proceeding with respect to the Loan Documents and (iii) to a successor, assignee or other transferee permitted under the Loan Documents.

                                                     Very truly yours,

                            EXHIBIT K-2

                 Form of Opinion of Borrower's In-House Counsel



                                                  __________, 1997



Each of the Lenders party to the
  Credit Agreement referenced below and
  NationsBank, National Association, as Administrative Agent
Independence Center, 15th Floor
Charlotte, North Carolina 28255

Re: $400,000,000 Revolving Credit, Swing Line, Competitive Bid and Letter of Credit Facilities to GTECH Corporation

Ladies and Gentlemen:

         I am the general counsel for GTECH Corporation (the "Company") and have acted in such capacity in connection with each of the revolving credit facility, swing line facility, competitive bid facility and letter of credit facility (collectively, the "Credit Facilities") being made available by you to the Company on this date in the maximum aggregate principal amount at any time outstanding of $400,000,000 pursuant to the Amended and Restated Credit Agreement of even date herewith between you and the Company (the "Credit Agreement").

         I have been requested by the Company to deliver this opinion to each of the Lenders party to the Credit Agreement and NationsBank, National
Association, as Administrative Agent, in accordance with the condition set forth in Section 5.01(b) of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

         I have also acted as general counsel to each Material Domestic Subsidiary in connection with the Guaranties of even date herewith between the Administrative Agent and each Material Domestic Subsidiary (the "Guaranty Agreements").

         As such general counsel, I have reviewed the following documents:

         1.       the Credit Agreement;

         2.       each Revolving Credit Note;

Each of the Lenders party to the
  Credit Agreement referenced below and
  NationsBank, National Association, as Administrative Agent
__________________, 1997

         3.       each Competitive Bid Note;

         4.       the Swing Line Note;

         5.       the Reaffirmation Agreement; and

         6        the Guaranty Agreements.

All the foregoing documents are collectively referred to hereinafter as the "Loan Documents"; and the Credit Agreement and the Notes are collectively referred to hereinafter as the "Company Loan Documents."

         For purposes of the opinions expressed below, I have assumed that all natural persons executing the Loan Documents have legal capacity to do so; all signatures other than those of the Company and each Material Domestic
Subsidiary on all documents submitted to me or my staff are genuine; all documents submitted to me or my staff as originals are authentic; and all documents submitted to me or my staff as certified copies or photocopies conform to the original documents, which themselves are authentic.

         In addition, for purposes of giving this opinion, I have examined corporate records of the Company and each Material Domestic Subsidiary, certificates of public officials, certificates of appropriate officials of the Company and each Material Domestic Subsidiary and such other documents or made such inquiries as I or they have deemed appropriate.

         Based upon and subject to the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect.

         2. Each Material Domestic Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect.

         3. Neither the execution or delivery of, nor performance by the Company or any Material Domestic Subsidiary of its respective obligations under, the Loan Documents, (a) does or will conflict with, violate or constitute a breach of (i) any laws, rules or regulations applicable to the Company or to any Material Domestic Subsidiary, or (ii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order or decree to which the Company or any Material Domestic
Subsidiary  is a  party  or by  which  the  Company  or  any  Material  Domestic
Subsidiary or any of its or their respective properties is bound, or (b) requires the prior consent of, notice to or filing with any court or governmental authority, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties, real or personal, of the Company or any Material Domestic Subsidiary.

         4. There is no pending or, to the best of my knowledge, threatened, action, suit, investigation or proceeding, nor is there any basis therefor, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority an adverse result in which would have a material adverse effect on the property, business, prospects, profits or conditions (financial or otherwise) of the Company or any Material Domestic Subsidiary, including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law.

         5. Neither the Company nor any Material Domestic Subsidiary is subject to any charter, bylaw or other corporate restrictions nor, to the best of my knowledge, is the Company or any Material Domestic Subsidiary party to or bound by any contract or agreement which (i) materially and adversely affects its business, properties or condition (financial or otherwise), or
(ii) restricts, limits, or prohibits payment of any Obligation or Guarantied Obligation (as defined in the Guaranty Agreements) or performance of its obligations pursuant to the terms of the Loan Documents.

         I am not admitted to practice in any jurisdiction other than the State of California and the District of Columbia. I have made such examination of the Delaware General Corporation Law ("DGCL") as I have deemed appropriate for the purposes of this opinion, but I have not made an independent review of the laws of any state. I am not expressing any opinion as to any matter relating to any jurisdiction other than the DGCL and the laws of United States of America and I assume no responsibility as to the applicability of the laws of any other jurisdiction as to the subject transaction or the effect of such laws thereon.

         The opinions contained herein are rendered only as of the date hereof and I undertake no obligation to update my opinions after the date hereof.

         The opinions contained herein are rendered solely for your information in connection with the Loan Documents and the Credit Facilities and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose. Without my prior written consent the opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency, except as may be required by you by applicable law or regulation or request of regulatory agencies to which you are subject.

                                                     Very truly yours,

                                     EXHIBIT L

                              Compliance Certificate

To:      NationsBank, National Association,
            as Administrative Agent
         Independence Center, 15th Floor
         Charlotte, North Carolina 28255
         Telephone: (704) 388-3917
         Telefacsimile:  (704) 386-9923
         Attention: Dana Weir, Agency Services


         Reference is hereby made to the Amended and Restated Credit Agreement dated as of June 18, 1997 (as amended or modified and in effect from time to time, the "Credit Agreement") among GTECH Corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), the Documentation Agent (as
defined in the Credit Agreement), the Co-Agents (as defined in the Credit Agreement) and NationsBank, National Association, as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ [insert Determination Date] as follows:

1.       Calculations:

         A.       Compliance with Section 8.01. Consolidated
                  Funded Debt Ratio

1. Consolidated EBDAIT:

(i) Consolidated Net Income
(excluding any extraordinary
gains or losses), plus $__________

(ii) Consolidated Interest Expense, plus $__________

(iii) Taxes on income, plus $__________

(iv) Amortization and Depreciation, plus $__________

(v) all other non-cash expense items $__________

Total $__________

2. Consolidated Funded Indebtedness: $__________

3. Ratio of A.2. to A.1. ____ to 1.00

Required: Not greater than 2.95 to 1.00

B. Compliance with Section 8.02. Consolidated
Interest Coverage Ratio

1. Consolidated Interest
Expense $__________

2. Consolidated EBDAIT for Four
Quarter Period (as calculated in
A.1. above): $__________

3. Ratio of B.2 to B.1 ____ to 1.00

Required: Not less than 5.00 to 1.00

C. Compliance with Section 8.03. Consolidated
Net Worth

1. Consolidated Shareholders' Equity for preceding
Fiscal Year   $__________

2. Consolidated Net Income for preceding Fiscal Year $__________
(enter 0.00 if a negative figure)

3. C.2. x .50 $__________

4. C.3. + Consolidated Net Worth requirement for $__________ preceding Fiscal Year ($__________)

Required: C.1 must be equal to or greater than C.4

D. Compliance with Section 8.04(b).
Consolidated Subsidiary Debt

1. Consolidated Subsidiary Debt $__________

2. Consolidated EBDAIT for the Four
Quarter Period ended on the most
recent Determination Date
(as calculated in A.1. above): $__________

3. D.2. x .25 $__________

Required: D.1. must not be greater than
the lesser of D.3. and $75,000,000

2.       No Default

                           A.       To the best  knowledge  of the  undersigned,
                  since __________ (the date of the last similar certification), (a) Borrower has not defaulted in any material respect in the keeping, observance, performance or fulfillment of any covenant or condition of the Loan Documents; and (b) no Default or Event of Default has occurred.

                           B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:

                        (Note,  if no  Default  or Event of
                           Default has  occurred,  insert "Not
                           Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.01 of the Credit Agreement.

         The undersigned Authorized Representative hereby certifies that the information set forth above is true, correct and complete as of the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.


Authorized Representative
for GTECH Corporation

                                   EXHIBIT M

                            Form of Subsidiary Guaranty


                              SUBSIDIARY GUARANTY

         THIS  SUBSIDIARY  GUARANTY,  dated as of  _______________,  199__ (this
"Guaranty"),   is   made   by   and   between    _________________________,    a
_________________________   corporation  (the  "Guarantor"),   and  NATIONSBANK,
NATIONAL ASSOCIATION, as Administrative Agent for the lenders referred to below (the "Administrative Agent"). All capitalized terms used but not defined herein shall have the respective meaning assigned thereto in the Credit Agreement referred to below.

                                                W I T N E S S E T H:

         WHEREAS, GTECH Corporation, a Delaware corporation (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), the Documentation Agent (as defined therein), the Co-Agents (as defined therein) and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of ______________ ___, 1997 (as at any time amended, modified or supplemented, the "Credit Agreement"); and

         WHEREAS, the Guarantor is a Material Domestic Subsidiary and will receive direct and indirect material benefit as a result of the extensions of credit being made to the Borrower pursuant to the Credit Agreement; and

         WHEREAS, pursuant to the terms of the Credit Agreement the Guarantor is required to deliver this Guaranty in order to obtain the commitment of the Lenders to extend credit thereunder, and the Lenders are unwilling to enter into the Credit Agreement and extend credit to the Borrower unless the Guarantor enters into this Guaranty;

         NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:

         2. Guaranty. The Guarantor does hereby absolutely and unconditionally, for the benefit of the Administrative Agent and the Lenders (collectively, the "Beneficiaries"), guarantee the full and timely payment when due, whether by acceleration or otherwise, (including amounts which, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any successor statute, would become due) of:

                  A. All indebtedness, obligations and liabilities (direct, by way of guaranty or otherwise) of the Borrower, now or hereafter existing, under or in connection with the Credit Agreement, any other Loan Document and any other instrument evidencing any of the foregoing, and whether of principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue), fees, expenses or otherwise; and

                  B. all other indebtedness, obligations and liabilities of the Borrower under written financing arrangements stated by the Guarantor and the Administrative Agent to be guaranteed hereby;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, amended, extended, renewed, replaced, refinanced or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred (all indebtedness, obligations and liabilities of the Borrower described in this Section 1 are collectively referred to as the "Guarantied Obligations"); provided, however, that the liability of the Guarantor with respect to the Guarantied Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means 95% of (a) the fair salable value of the assets of such Guarantor as of the date hereof minus
(b) the total liabilities of the Guarantor (including contingent liabilities, but excluding liabilities of the Guarantor under this Guaranty and the other Loan Documents executed by the Guarantor) as of the date hereof; provided further, however, that if the calculation of the Maximum Amount in the manner provided above as of the date payment is required of the Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

         3. Guaranty Of Payment. This is a guaranty of payment and not merely of collection. In the event of any default in payment or otherwise on any of the Guarantied Obligations, the Guarantor will pay on demand all or any portion of the Guarantied Obligations due or thereafter becoming due, whether by acceleration or otherwise, without offset of any kind whatsoever, without any Beneficiary first being required to make demand upon the Borrower or pursue any of its rights against the Borrower, or against any other Person, including other guarantors (whether or not party to this Guaranty); and without being required to liquidate or to realize on any collateral security. In any right of action accruing to any Beneficiary, such Beneficiary may elect to proceed against (a)the Guarantor together with the Borrower or any other guarantor in respect of such Guarantied Obligation; (b)the Guarantor and the Borrower or such other guarantor individually in separate actions; or (c)the Guarantor only without having first commenced any action against the Borrower or such other guarantor.

         4. Right to Deal with Guarantied Obligations. Any Beneficiary, without notice to or consent of Guarantor, may do any one or more of the following, all without impairing the liability of the Guarantor hereunder: deal with any Guarantied Obligations and any collateral security therefor in such manner as it may deem advisable and renew, amend or extend the Guarantied Obligations, the Loan Documents or any part thereof; accept partial payment, or settle, release, compound, or compromise the same; demand additional collateral security therefor, and substitute or release the same; and compromise or settle with or release and discharge from liability any other guarantor of any Guarantied Obligation, or any other Person liable to such Beneficiary for all or any portion of the obligations of any obligor in respect of any Guarantied Obligation.

         5. Waiver of Subrogation. The Guarantor hereby unconditionally waives with respect to this Guaranty any right of subrogation, indemnity, reimbursement or contribution from the Borrower and any other guarantor.

         6. Other Waivers. Guarantor hereby unconditionally waives with respect to this Guaranty: (a)notice of acceptance of this Guaranty by any Beneficiary and any notice of the incurring by the Borrower of any Guarantied Obligation; (b)presentment for payment, protest, notice of protest and notice of dishonor to any party including the Borrower or the Guarantor; (c) all other notices which the Borrower or the Guarantor may be entitled to but which may legally be waived; (d) demand for payment as a condition of liability;
(e)any disability of the Borrower or any other obligor or obligors or defense available to the Borrower, the Guarantor or any other obligor or obligors in respect of any Guarantied Obligation, including absence or cessation of the Borrower or any such other obligor's liability for any reason whatsoever;
(f)any defense or circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety; and (g)all rights under any otherwise applicable law dealing with or affecting the rights of creditors of Guarantor and inconsistent with the express provisions hereof.

         7. Subordination. Until the Guarantied Obligations are paid in full the Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the Borrower to the Guarantor to the Guarantied Obligations, and all amounts received by the Guarantor with respect to such debts, liabilities or obligations shall, upon the occurrence and during the continuance of an Event of Default, be held in trust for the benefit of, and shall be immediately paid over to, the Agent, for the benefit of the Lenders, and to any other Persons who shall have the benefit of a guarantee by the Guarantor of Indebtedness of the Borrower which is owing to such Persons and which ranks at least pari passu with the Indebtedness owed to the Lenders, ratably according to the unpaid principal amount of such Indebtedness of the Borrower owed to the Lenders and such other Persons. The Guarantor, at the request of the Agent, shall execute such further documents in favor of the Agent, for the benefit of the Lenders, to further evidence and support the purpose of this Section 6.

         8. No Right of Set Off. No act of commission or omission of any kind or at any time upon the part of the Borrower or any Beneficiary or their respective successors or assigns in respect of any matter whatsoever shall in any way affect or impair the rights of any Beneficiary to enforce any right, power, or benefit under this Guaranty, and no set-off, recoupment, claim, reduction or diminution of any obligation or any defense (legal or equitable), counterclaim, cross claim or other claim of any kind or nature which Guarantor has or may have against the Borrower or any Beneficiary or any such successor or assign shall be available to or asserted by Guarantor in any suit or action brought by any Beneficiary, or their respective successors or assigns, to enforce any right, power or benefit under this Guaranty or as an offset to payment hereunder.

         9. Representations and Warranties. Guarantor represents and warrants to the Beneficiaries that: (a)no other agreement, representation or special condition exists between the Guarantor and any Beneficiary regarding the liability of the Guarantor under this Guaranty; nor does any understanding exist between the Guarantor and any Beneficiary that the obligations of the Guarantor under this Guaranty are or will be other than as set out herein; and
(b)as of the date hereof, the Guarantor has no defense whatsoever to any action or proceeding that may be brought to enforce this Guaranty. Furthermore, the Guarantor represents, warrants and affirms to the Beneficiaries that, to its knowledge, each of the representations and warranties contained in the Credit Agreement and made by the Borrower with respect to the Guarantor and its properties, affairs and financial condition, is true and correct in all material respects.

         10. No Waiver by Beneficiaries. No failure or delay on the part of any Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. Failure by any Beneficiary to insist upon strict performance hereof shall not constitute a relinquishment of its right to demand strict performance at another time. Receipt by any Beneficiary of any payment by any Person on any Guarantied Obligation, with knowledge of a default in respect of any Guarantied Obligation or of a breach of this Guaranty, or both, shall not be construed as a waiver of the default or breach.

         11. CONTINUING GUARANTY; TERMINATION. THIS GUARANTY IS A CONTINUING GUARANTY AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS ALL GUARANTIED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL, ALL OUTSTANDINGS SHALL HAVE BEEN PAID IN FULL OR TERMINATED AND NO BENEFICIARY SHALL BE UNDER ANY FURTHER OBLIGATION TO LEND OR TO ADVANCE FUNDS TO THE ACCOUNT OF THE BORROWER, OR ISSUE LETTERS OF CREDIT, CONSTITUTING GUARANTIED OBLIGATIONS.

         12. Benefits of Agreement. This Guaranty is freely assignable and transferable by the Beneficiaries or any of them to any permitted assignee and transferee of any Guarantied Obligation; however, the duties and obligations of the Guarantor may not be delegated or transferred by the Guarantor without the prior written consent of all Beneficiaries. The rights and privileges of the Beneficiaries shall inure to the benefit of their respective successors and assigns, and the duties and obligations of the Guarantors shall bind their respective successors and assigns.

         13. Expenses; Indemnity. The Guarantor will upon demand pay to each Beneficiary the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may incur in connection with enforcement of this Guaranty or the failure by the Guarantor to perform or observe any of the provisions hereof. To the extent permitted by law, the Guarantor agrees to indemnify and hold harmless each Beneficiary and each officer, director, employee, or agent thereof from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, growing out of or resulting from this Guaranty or the exercise by any Beneficiary of any right or remedy granted to it hereunder or under the other Loan Documents, other than such items arising out of gross negligence or willful misconduct on the part of such Beneficiary. If and to the extent that the obligations of the Guarantor under this Section 12 are unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         14. Payments in U.S. Dollars. All payments to be made by the Guarantor pursuant to any provision hereof shall be made on the date due in lawful money of the United States of America ("Dollars" or designated "$") and in immediately available funds to the Administrative Agent at the Principal Office for the account of each Beneficiary. The Administrative Agent may, by notice to the Guarantor, designate a different address at which subsequent payments hereunder shall be made. All payments under this Guaranty shall be made free and clear of and without reduction by reason of all present and future income, stamp, registration and other taxes, levies, costs, imposts, deductions, charges, compulsory liens and withholdings whatsoever.

         15. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Administrative Agent, with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall (a)deprive any Beneficiary of the benefits generally of this Guaranty without the written consent of such Beneficiary, or (b)alter the provisions of this Section 14 or of Section 11 without the written consent of all of the Beneficiaries.

         16. Notices. All notices shall be in writing, except as to telephonic notices expressly permitted or required herein, and written notices shall be delivered by hand delivery, telefacsimile, overnight courier or certified or registered mail. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against (except as to telephonic or telefacsimile notice) receipt therefor or, in the case of telex, verification by return) at the address set forth below or such other address as such party shall specify to the other parties in writing, or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to the Guarantor:

                           _____________________
                           c/o GTECH Corporation
                           55 Technology Way
                           West Greenwich, Rhode Island  02817
                           Attention:  Vice President and Treasurer
                           Telephone:  (401) 392-1000
                           Telefacsimile:  (401) 392-0454

                           with a copy to the General Counsel at the same address:
                           Telefacsimile:  (401) 392-0391

                  (b)      if to the Administrative Agent:

                           NationsBank, National Association
                           Independence Center, 15th Floor
                           Charlotte, North Carolina  28255
                           Attention: Dana Weir, Agency Services
                           Telephone:  (704) 388-3917
                           Telefacsimile:  (704) 386-9923

                           with a copy to:
                           NationsBank, National Association
                           Corporate Banking
                           767 Fifth Avenue, 5th Floor
                           New York, New York 10153-0083
                           Attention:       Ms. Patricia G. McCormack
                                            Senior Vice President
                           Telephone:  (212) 407-5373
                           Telefacsimile:  (212) 751-6909

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages of the Credit Agreement and on the signature page of each Assignment and Acceptance.

         17. Interpretation; Partial Invalidity. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         18. Waiver of Immunity; Jury Trial. To the extent the Guarantor may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Guaranty, to claim for itself or its revenues or properties immunity from suit, set-off, attachment upon or prior to judgment or in aid of execution or execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed to the Guarantor such an immunity (whether or not claimed), the Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity until the indebtedness of the Guarantor hereunder is discharged.

         Guarantor hereby waives trial by jury in connection with any action, suit or proceeding to which any Beneficiary is a party arising under or in respect of this Guaranty.

         19. Miscellaneous; Remedies Cumulative. Unless the context of this Guaranty otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." The section headings used herein are for convenience of reference only and shall not define, limit or extend the provisions of this Guaranty. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Beneficiaries provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The extensions of credit to the Borrower pursuant to the Credit Agreement shall be presumed conclusively to have been made or extended, respectively, in reliance upon the obligations of the Guarantor incurred pursuant to this Guaranty.

         20. Governing Law. All documents executed pursuant to the transactions contemplated herein, including, without limitation, this Guaranty, shall be deemed to be contracts made under, and for all purposes
shall  be  construed  in  accordance   with,  the  internal  laws  and  judicial
decisions of the State of New York. The Guarantor hereby submits to the jurisdiction and venue of the state and federal courts of New York for the purposes of resolving disputes hereunder or for the purposes of collection.

         21.      Repayment  or  Recovery.  If  claim  is  ever  made  upon  any
Beneficiary for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations and any of the Beneficiaries repays all or part of said amount by reason of (a)any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b)any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including the original obligor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Notes or other instrument evidencing any Guarantied Obligation or any security therefor, and the Guarantor shall be and remain liable to the aforesaid Beneficiary for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Beneficiary.

         22.      Set-Off.  In addition to any rights now or  hereafter  granted under  applicable  law  and  not by  way  of  limitation  of  any  such  rights,
Guarantor agrees that each Beneficiary shall have a lien for all the liabilities of the Guarantor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to such Beneficiary or otherwise in the possession or control of such Beneficiary (other than for safekeeping) for any purpose for the account or benefit of the Guarantor and including any balance of any deposit account or of any credit of the Guarantor with such Beneficiary, whether now existing or hereafter established, and hereby authorizes each Beneficiary, upon the occurrence and during the continuance of an Event of Default, at any time or times with or without prior notice to apply such balances or any part thereof to such of the liabilities of the Guarantor to such Beneficiary then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this Section 21, all remittances and property shall be deemed to be in the possession of such Beneficiary as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         23. Events of Default. The following shall constitute Events of Default ("Events of Default") under this Guaranty:

                  A.       The  occurrence  and   continuance  of  an  Event  of
         Default as defined in the Credit Agreement; or

                  B. Failure by the Guarantor to perform, observe or comply in all material respects with any term, covenant, condition or provision contained in this Guaranty within thirty (30) days after notice thereof by the Administrative Agent; or

                  C. Any warranty, representation or other written statement made by the Guarantor herein or in any instrument furnished by the Guarantor to any Beneficiary pursuant to this Guaranty shall be false or misleading in any material respect on the date as of which it is made.

         24. Credit Agreement Controls. In the event that any term of this Guaranty conflicts with any term of the Credit Agreement, then the term of the Credit Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.



ATTEST:                       [GUARANTOR]

By:                             By:
                              Name:
Title:                     Title:
[COMPANY SEAL]

NATIONSBANK, NATIONAL
ASSOCIATION, as
Administrative Agent for
the Lenders
By:
Name:
Title:

                                EXHIBIT N

                          Form of Confidentiality Agreement

         THIS AGREEMENT made this _____ day of __________, by and between GTECH CORPORATION with its principal office at 55 Technology Way, West Greenwich, Rhode Island 02817 (GTECH CORPORATION and any affiliates and
subsidiaries     are    referred    to     hereinafter     as    "GTECH")    and
___________________________________   with offices  at
___________________________________  (referred to  hereinafter as the "Potential
Transferee").

         WHEREAS, GTECH creates, develops, manufacturers and markets various goods, including without limitation computerized gaming systems and the components thereof (hardware and software included), and services, including without limitation implementation, modification, promotion, and maintenance of such systems; and

         WHEREAS,  GTECH is a party to that certain  Amended and Restated Credit
Agreement   dated________________  ___,  1997,  among  GTECH  Corporation, the
Lenders which are parties thereto (the "Lenders"), the Documentation Agent (as defined therein), the Co-Agents (as defined therein) and NationsBank, National Association, in its capacity as Administrative Agent for the Lenders (as amended or supplemented and in effect from time to time, the "Credit Agreement") (capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement); and

         WHEREAS, the Potential Transferee is interested in exploring the possibility of becoming a participant and/or an assignee (a "Transferee") pursuant to Section 11.01 of the Credit Agreement (hereinafter referred to as "Explorations"); and

         WHEREAS, the Lender proposing to transfer a portion of its rights and obligations under the Loan Documents (the "Transferor Lender") is permitted, pursuant to Section 11.01(a) of the Credit Agreement, to disclose certain information respecting GTECH, subject to the execution and delivery by the Potential Transferee of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants herein contained, the parties agree as follows:

         1. The parties acknowledge that, as used in this Agreement, the term "Confidential Information" means all financial information in the Transferor Lender's possession concerning GTECH and its affiliates which has been delivered to the Transferor Lender by or on behalf of GTECH pursuant to the Credit Agreement or which has been delivered to the Transferor Lender by or on behalf of GTECH in connection with the Transferor Lender's credit evaluations of GTECH and its affiliates prior to becoming a party to the Credit Agreement, and which is disclosed to the Potential Transferee by the Transferor Lender under or in connection with Explorations. Confidential Information does not include, without limitation, information which is:

                  (a)      in the public domain;

                  (b) already known to the Potential Transferee at the time of such disclosure;

                  (c) subsequently received by the Potential Transferee in good faith from a third party who is not known to the Potential Transferee to be bound by a confidentiality agreement with GTECH or known to the Potential Transferee to be otherwise prohibited from transmitting the information to the Potential Transferee by a contractual, legal or fiduciary obligation;

                  (d)      independently     generated    by    the    Potential
                           Transferee; or

                  (e) approved for release or disclosure by GTECH in a separate writing.

         2.       Except  as  necessary  to  conduct  Explorations  and,  in the event the Potential Transferee becomes a Transferee, as necessary as a Lender (or a participant of a Lender under the Credit Agreement), the Potential Transferee shall never use or duplicate any Confidential Information and shall keep confidential and never disclose any Confidential Information unless GTECH has, in its sole discretion, previously and expressly consented to such use, duplication or disclosure in writing. The Potential Transferee may disclose such Confidential Information to: (a) those directors, officers, employees, agents, accountants and attorneys of the Potential Transferee whose knowledge is necessary to conduct the Explorations, provided that all such persons shall be advised of their obligations to protect GTECH's interest, which obligations shall be identical to those of the Potential Transferee under this Agreement; (b) examiners or regulatory agencies having supervisory or examination authority over the Potential Transferee in accordance with customary banking practices; and (c) any person pursuant to the order of any Governmental Authority or as otherwise required by law.

         3.       The parties acknowledge and agree that:

                  (a)      All   Confidential   Information   disclosed   by  or
                           belonging   to  GTECH  is  and   shall   remain   the
                           exclusive and valuable property of GTECH;

                  (b) The Potential Transferee does not hereby obtain any license or other interest in or to Confidential Information or the subjects thereof; and

                  (c)      At  GTECH's  request,  and  in  any  event  upon  the
                           completion   of  the   Explorations,   the  Potential
                           Transferee shall promptly deliver to GTECH all records or other things in any media containing or embodying Confidential Information which were delivered or made available to the Potential Transferee during or in connection with Explorations, including any copies thereof, and any other Confidential Information retained by the Potential Transferee will be either destroyed by the Potential Transferee or, to the extent such Potential Transferee shall have become a Lender (or a participant of a Lender), held by the Potential Transferee subject to the terms of this Confidentiality Agreement.

         4.       (a)      The  Potential   Transferee   acknowledges  that  the
                           restrictions  on the use,  duplication and disclosure
                           of  GTECH's   Confidential   Information   set  forth
                           herein are reasonable to protect GTECH's business interests. If any provision hereof is held invalid under any applicable rule of law such invalidity shall not affect other provisions hereof which can be given effect without the invalid provisions, and to this end the provisions hereof are declared to be severable. The above notwithstanding, any such invalid provisions shall be construed and enforced
                           (to the extent possible) in accordance with the original intent of the parties as herein expressed.

                  (b) This Agreement shall not be modified except in writing signed by both parties hereto.

                  (c) No waiver of any provisions of the Agreement shall be effective unless agreed to in writing by the party against whom such waiver is sought to be enforced. Waiver of any default or breach hereunder shall not constitute a waiver of any other default or breach whether similar or otherwise.

                  (d) The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of New York other than any rule which might refer such matters to the laws of any other jurisdiction.

                  (e) The provisions of this Agreement shall indefinitely survive all of the following: termination of the Explorations, termination of the Credit Agreement and termination of the Potential Transferee's status as a Lender or a participant of a Lender.

                  (f) This Agreement shall be binding upon and inure to the benefit of GTECH, its legal representatives and successors; and the Potential Transferee, its legal representatives and successors.

        IN  WITNESS   WHEREOF  the  parties  have  by  their  duly   authorized
representatives executed this Agreement as of the date first written above.


GTECH CORPORATION                           Potential Transferee

By ______________________                   By ___________________________
   Signature                                   Signature

Name (Print or Type)                        Name (Print or Type)
Title                                       Title
Date                                        Date

                                         Schedule 2.03(i)


                                      GTECH Corporation
                                    Revolving Debt Summary
                                     Outstanding Bid Loans
                                       As of June 18, 1997

                   Amount           Term           Rate        # Of Days       Inception       Maturity

Bank of Tokyo      10,000,000     14 Day Bid      5.80625         14         June 6, 1997      June 20, 1997

Fleet Bank         40,000,000     14 Day Bid      5.74000         14         June 6, 1997      June 20, 1997

Credit Lyonnais    20,000,000     14 Day Bid      5.85000         14         June 6, 1997      June 20, 1997
                  ____________
Subtotal:         $70,000,000


                               Schedule 6.01(d)

 Transactive Corporation is a Delaware Corporation. Transactive Corporation is a wholly-owned subsidiary of GTECH Corporation.

                               Schedule 6.01(e)

                               GTECH Corporation
                                  Debt Summary
                                    5/31/97

      Bank                     S/T Outstanding                Description            Final Maturity

Nations Facility                        0                    Term Loan                    9/99

Series A Senior Notes                                        Private Placement            2004
Series B Senior Notes                                        Private Placement            2007

Scotia Bank de Puerto Rico              2,136,000            Term Loan                    9/98

Woodchester Credit Lyonnais             1,867,511            Term Loan                    12/99

Citizens Trust                          0                    Demand Note                  Demand

First Union                             0                    Demand Note                  Demand

Commerzbank                                                  Demand Note                  Demand

Nations Bank                           698,082               Capital Lease                3/98
                                       481,103               Capital Lease                7/98
                                       681,024               Capital Lease                8/98


      Bank                        L/T Outstanding               Description              Final Maturity

Nations Facility                     137,000,000                Term Loan                    9/99

Series A Senior Notes                150,000,000                Private Placement            2004
Series B Senior Notes                150,000,000                Private Placement            2007

Scotia Bank de Puerto Rico             1,058,000                Term Loan                    9/98

Woodchester Credit Lyonnais            3,268,151               Term Loan                    12/99

Citizens Trust                         1,000,000              Demand Note                  Demand

First Union                                0                  Demand Note                  Demand

Commerzbank                            3,400,000              Demand Note                  Demand

Nations Bank                               0                 Capital Lease                  3/98
                                          83,035             Capital Lease                  7/98
                                         176,809             Capital Lease                  8/98

         Total:                      451,849,715

                                     Schedule 6.01(f)

To the extent any of the capital leases referenced in Schedule 6.01(e) are determined to be loans with a security interest, they would be Liens.

                                     Schedule 6.01(h)

The Texas Lottery Commission ("Lottery") has notified the Borrower of its intention to assess liquidated damages in connection with a gift made by one of its lobbyists to the Governor of Texas, and has requested information on any other occasion when the Borrower or its lobbyists may have provided meals or entertainment to state officials without reimbursement. While it has not done so, the Lottery may take the position that such actions constitute a default under the Borrower's contract with the Lottery. In addition, the Lottery has instructed its staff to prepare and issue, by June 30, 1997, requests for proposal for the same goods and services currently provided by the Borrower. As a result of this process, the Lottery may in the future attempt to terminate the contract.